Exhibit 99.1

[FORD CREDIT FLOORPLAN CORPORATION]/

[FORD CREDIT FLOORPLAN LLC]

Transferor

FORD CREDIT FLOORPLAN MASTER OWNER TRUST __

Issuer

FORD MOTOR CREDIT COMPANY LLC

Servicer

___________________________________

TRANSFER AND SERVICING AGREEMENT

Dated as of _________, 20__

___________________________________

Exhibit 99.1

Table of Contents

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SCHEDULE AND EXHIBITS
Schedule 1	Account Schedule	1-1
Exhibit A	Form of Assignment of Receivables in Additional Accounts or Interests in Other Floorplan Assets	A-1
Exhibit B	Form of Opinion of Counsel Regarding Amendments	B-1
Exhibit C	Form of Opinion of Counsel Regarding Additional Accounts or Interests in Other Floorplan Assets	C-1
Exhibit D	Form of Reassignment of Receivables in Redesignated Accounts	D-1

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TRANSFER AND SERVICING AGREEMENT, dated as of ________, 20__, by and among [FORD CREDIT FLOORPLAN CORPORATION]/[FORD CREDIT FLOORPLAN LLC], a [State, entity type] (“[FCF Corp]/[FCF LLC]”), as Transferor, FORD CREDIT FLOORPLAN MASTER OWNER TRUST __, a Delaware statutory trust, as Issuer, and FORD MOTOR CREDIT COMPANY LLC, a Delaware limited liability company, as Servicer.

RECITALS

A.        The parties hereto desire, among other things, to provide for the transfer by the Transferor to the Issuer on the first Closing Date and from time to time thereafter of certain Receivables arising in connection with the Accounts and Interests in Other Floorplan Assets and to provide for the servicing of such Receivables by the Servicer.

B.        Such Receivables have been, and such Other Floorplan Assets may be, originally purchased by the Transferor from Ford Credit, as Seller, pursuant to the Receivables Purchase Agreement and, upon the transfer of such Receivables and Interests in Other Floorplan Assets by the Transferor to the Issuer pursuant to the terms hereof, will secure the Notes issued by the Issuer from time to time under the Indenture and the Indenture Supplements.

C.        Pursuant to a transfer and servicing agreement among [FCF Corp]/[FCF LLC], the Issuer and the Servicer, [FCF Corp]/[FCF LLC] has also agreed to transfer to the Issuer receivables and interests in other floorplan assets that have been purchased by [FCF Corp]/[FCF LLC] under a separate receivables purchase agreement between it and the Seller.

In consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

STATEMENT OF AGREEMENT

ARTICLE I

DEFINITIONS

Section 1.01.  Definitions. Whenever used in this Agreement, the following words and phrases have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

“Account” means, as of any date of determination, each Initial Account and, from and after the related Addition Date, each Additional Account and excluding, from and after the related Redesignation Date, each Redesignated Account.

“Account Schedule” means the Initial Account Schedule, as the same may be from time to time supplemented by the Additional Account Schedules, amended by the

Redesignated Account Schedules, supplemented or amended by the Other Floorplan Asset Schedules, or otherwise modified.

“Addition Date” has the meaning specified in Section 2.06(c).

“Addition Notice” has the meaning specified in Section 2.06(c).

“Additional Account” means each floorplan financing account established with a Dealer pursuant to a Sales and Service Agreement or a Floorplan Financing Agreement that is designated pursuant to Section 2.06(a) or 2.06(b) and identified in the applicable Additional Account Schedule (it being understood, that any Dealer may have one or more floorplan financing accounts, depending on how many dealership locations the Dealer has, the number of credit lines, or both, and that all or only a portion of a Dealer’s floorplan financing accounts may be designated pursuant to said Sections).

“Additional Account Schedule” has the meaning specified in Section 2.01(e)(iii).

“Additional Cut-Off Date” means, with respect to Additional Accounts or Interests in Other Floorplan Assets, the day specified in the Addition Notice delivered with respect to such Additional Accounts or Interests in Other Floorplan Assets pursuant to Section 2.06(c).

“Adjusted Pool Balance” has the meaning specified in the Indenture.

“Adjustment Fees” means the amounts payable by Ford to Ford Credit in connection with Ford’s assignment to Ford Credit under the Sale and Assignment Agreement of Ford’s right to receive amounts payable by a Dealer from time to time in respect of such Dealer’s purchase of New Vehicles manufactured or distributed by Ford pursuant to the related Sales and Service Agreement.

“Adjustment Payment” has the meaning specified in Section 3.08(a).

“Adverse Effect” means, with respect to any action, an action that (a) will result in the occurrence of an Amortization Event or an Event of Default or (b) materially and adversely affects the amount or timing of distributions to be made to the Noteholders of any Series or Class pursuant to this Agreement, the Indenture or the related Indenture Supplement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Transfer and Servicing Agreement, as the same may be further amended, supplemented or otherwise modified from time to time.

“Amortization Event” has the meaning specified in the Indenture.

“Assignment” has the meaning specified in Section 2.06(d).

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York or the State of Delaware are authorized or obligated by law, executive order or governmental decree to be closed.

“Cash Management Agreement” means, with respect to any Dealer, an agreement entered into between Ford Credit and such Dealer, the terms of which are governed by the Floorplan Financing Guidelines, under which such Dealer may, from time to time, (i) prepay its wholesale obligations arising under the related Floorplan Financing Agreement to Ford Credit and (ii) request new advances from Ford Credit of amounts previously repaid by such Dealer under such Cash Management Agreement.

“Class” means, with respect to any Series, any one of the classes of Notes of such Series.

“Closing Date” has, with respect to any Series, the meaning specified in the related Indenture Supplement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Account” has the meaning specified in the Indenture.

“Collection Period” has the meaning specified in the Indenture.

“Collections” means, without duplication, all payments received by the Servicer in respect of the Receivables or, if applicable, Interests in Other Floorplan Assets, in the form of cash, checks, wire transfers or any other form of payment.

“Corporate Trust Office” has the meaning specified in the Indenture.

“Cut-Off Date” means the close of business on ________, 20__.

“Dealer” means a Person engaged generally in the business of purchasing Vehicles from a manufacturer or distributor thereof and holding such Vehicles for sale or lease in the ordinary course of business.

“Defaulted Receivable” means each Transferred Receivable that on any date of determination:

(a)       has been charged off as uncollectible on or before such date in accordance with the Servicer’s customary and usual procedures for servicing dealer floorplan receivables that are comparable to the Receivables; or

(b)       remains outstanding and owned by the Issuer after the expiration of six consecutive calendar months from the date on which the Account giving rise to such Receivable was redesignated pursuant to Section 2.09(b) after such Account became a Performance Impaired Ineligible Account.

“Delaware Trustee” means [Delaware Trustee], a Delaware [entity type], in its capacity as Delaware trustee under the Trust Agreement, its successors in interest and any successor Delaware trustee under the Trust Agreement.

“Designated Jurisdictions” means the following states: [list States]. If the Transferor wishes to add Receivables arising in an Account not located in a Designated Jurisdiction, the Transferor may amend the definition of “Designated Jurisdictions” to add such jurisdictions without the prior consent of the Noteholders or any Series Enhancers; provided, the Rating Agency Condition is satisfied. In addition, in the event that (a) (i) the Indenture Trustee and the Owner Trustee receive an Opinion of Counsel from outside counsel unaffiliated with the Transferors to the effect that, due to a change in law or regulation or the interpretation of any law or regulation in any jurisdiction, the expense incurred in connection with the transfer of Receivables originated in such jurisdiction would be increased and (ii) the Administrator certifies that such expense will be increased by $1,000,000 or more and (b) the Rating Agency Condition is satisfied, the definition of “Designated Jurisdictions” will be amended without the prior consent of the Noteholders or any Series Enhancers, to remove such jurisdiction from the definition thereof.

“Determination Date” means, with respect to any Distribution Date, the day that is two Business Days before such Distribution Date.

“Developmental Dealer Receivables” means all amounts shown on the Servicer’s records as amounts payable by any Dealer in which Ford or any Affiliate of Ford has an equity investment exceeding 5% as determined by the Servicer on the Determination Dates occurring in January, April, July and October of each year, based on information available to the Servicer as of the last day of the immediately preceding Collection Period.

“Distribution Date” means, with respect to any Series, the date specified in the related Indenture Supplement.

“Distribution Date Statement” means, with respect to any Series, a report prepared by the Servicer on each Determination Date for the immediately preceding Collection Period in substantially the form set forth in the related Indenture Supplement.

“Eligible Account” means each individual floorplan financing account established with a Dealer pursuant to a Sales and Service Agreement or a Floorplan Financing Agreement in the ordinary course of business that, as of the date of determination with respect thereto:

(a)       is in existence and maintained and serviced by or on behalf of the Seller;

(b)       relates to a Dealer showroom located in one of the Designated Jurisdictions;

(c)	[reserved];

(d)       is in favor of a Dealer that has not been classified by the Servicer as “status” (or comparable classification) under the Floorplan Financing Guidelines by reason of (i) such Dealer’s failure to make any principal or interest payment when due under the related Floorplan Financing Agreement or (ii) the occurrence of an Insolvency Event with respect to such Dealer; and

(e)       is an Account in respect of which no material amounts have been charged off as uncollectible at any time within the previous 24 months.

“Eligible Receivable” means each Receivable that:

(a)       was originated or acquired by the Seller in the ordinary course of business and, (i) in the case of a Receivable described in clauses (a) or (b) of the definition of “Receivable,” was originated or acquired on or after ________, 20__ or (ii) in the case of a Receivable relating to an Account designated on any Addition Date, was originated or acquired on or after the Eligible Receivable Origination Cut-Off Date specified in the related Addition Notice;

(b)       except for any Adjustment Fees payable by Ford, is secured by a perfected first priority interest in the related Vehicle;

(c)	[reserved];
(d)	relates to a Vehicle;

(e)       is the subject of a valid transfer and assignment from the Transferor to the Issuer of all the Transferor’s rights and interest in such Receivable, including (i) all Related Security, (ii) all related rights under, as applicable, the Sales and Service Agreement, the Sale and Assignment Agreement and the Floorplan Financing Agreement and (iii) all related proceeds;

(f)        is created in compliance with all requirements of applicable law and pursuant to, as applicable, the Sales and Service Agreement, the Sale and Assignment Agreement or the Floorplan Financing Agreement;

(g)       as to which Ford, Ford Credit and the Transferor, as applicable, have obtained all material consents and governmental authorizations required to be obtained by them in connection with (i) the creation of the Receivable, the transfer of the Receivable to the Issuer and the pledge of the Receivable to the Indenture Trustee and (ii) if applicable, Ford’s performance under the related Sales and Service Agreement, Ford’s performance under the related Sale and Assignment Agreement and/or Ford Credit’s performance under the related Floorplan Financing Agreement;

(h)       as to which the Issuer will at all times have good and marketable title, free and clear of all Liens arising before the transfer to the Issuer or arising at any time, other than the Liens permitted under this Agreement or the other Transaction Documents;

(i)        except for any Adjustment Fees payable by Ford, will at all times be the legal and assignable payment obligation of the related Dealer, enforceable against such Dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws;

(j)        as to any Adjustment Fees payable by Ford, will at all times be the legal and assignable payment obligation of Ford, enforceable against Ford in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws;

(k)       is not subject to any right of rescission, setoff or any other defense of the related Dealer or Ford, as applicable, including defenses arising out of violations of usury laws;

(l)        as to which Ford, Ford Credit and the Transferor, as applicable, have satisfied in all material respects all of their obligations required to be satisfied by them;

(m)      as to which none of Ford, Ford Credit or the Transferor, as applicable, has taken or failed to take any action that would materially impair the rights of the Issuer or the Noteholders in the Receivable; and

(n)       constitutes either a “general intangible,” an “account,” a “payment intangible” or “tangible chattel paper,” each as defined in Article 9 of the UCC.

“Eligible Receivable Origination Cut-Off Date” means, with respect to Additional Accounts or Interests in Other Floorplan Assets, the day specified in the Addition Notice delivered with respect to such Additional Accounts or Interests in Other Floorplan Assets pursuant to Section 2.06(c); provided, that such day will not be more than 60 days prior to the related Addition Date.

“Eligible Servicer” means either the Indenture Trustee or such other Person that, at the time of such other Person’s appointment as Servicer, (a) is legally qualified and has the capacity to service the Receivables and the related Accounts, (b) in the sole determination of the Indenture Trustee, which determination will be conclusive and binding, has demonstrated the ability to professionally and competently service receivables arising in connection with similar accounts in accordance with high standards of skill and care and (c) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software that is adequate to perform its duties under this Agreement.

“Event of Default” has the meaning specified in the Indenture.

“Excess Funding Account” has the meaning specified in the Indenture.

“Exchangeable Receivable” has the meaning specified in Section 2.11.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Date” has the meaning specified in Section 2.11.

“FCF Corp” means Ford Credit Floorplan Corporation, a Delaware corporation, and its successors.

“FCF LLC” means Ford Credit Floorplan LLC, a Delaware limited liability company, and its successors.

“Fleet Receivables” means all amounts shown on the Servicer’s records as amounts payable by any Dealer under a credit line that is designated by the Servicer in its records specifically for fleet purchases of Vehicles by such Dealer.

“Floorplan Financing Agreement” means, collectively, the group of related agreements, as in effect from time to time, between and among the Seller (either as the originator of a floorplan financing account or by virtue of an assignment and assumption by the Seller from the applicable originator of such account), the Dealer with respect thereto and, in the case of New Vehicles, a Manufacturer, pursuant to which (a) the Seller agrees to extend credit to such Dealer to finance New Vehicles and/or Used Vehicles manufactured or distributed by such Manufacturer, (b) the Seller has a security interest in the specific Vehicles financed by the Seller, certain other Vehicles, certain other collateral and the proceeds thereof, (c) such Dealer agrees to repay advances made by the Seller at the time of Vehicle sale or lease and (d) the obligations of such Dealer to repay such advances is evidenced by one or more promissory notes of such Dealer.

“Floorplan Financing Guidelines” means the written policies and procedures of Ford Credit, as such policies and procedures may be amended from time to time, (a) relating to the operation of its floorplan financing business, including the written policies and procedures for determining the interest rate charged to Dealers, the other terms and conditions relating to

Ford Credit’s floorplan financing accounts, the creditworthiness of Dealers and the extension of credit to Dealers, (b) relating to the maintenance of accounts and collection of receivables and (c) relating to Cash Management Agreements.

“Ford” means Ford Motor Company, a Delaware corporation, and its successors.

“Ford Credit” means Ford Motor Credit Company LLC, a Delaware limited liability company, and its successors.

“Governmental Authority” means the United States of America or any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to the government of the United States of America or any state or other political subdivision thereof having jurisdiction over the applicable Person.

“Indenture” means the Indenture, dated as of ________, 20__, between the Issuer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Indenture Supplement” has the meaning specified in the Indenture.

“Indenture Trustee” means [Indenture Trustee], a [State, entity type] in its capacity as indenture trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.

“Ineligible Account” means, as of any date of determination, each Account that is not an Eligible Account on such date.

“Ineligible Receivable” means, as of any date of determination, each Receivable that is not an Eligible Receivable on such date.

“Initial Account” means each floorplan financing account established with a Dealer pursuant to a Sales and Service Agreement or a Floorplan Financing Agreement that is identified in the Initial Account Schedule (it being understood, that any Dealer may have one or more floorplan financing accounts, depending on how many dealership locations the Dealer has, the number of credit lines, or both, and that all or only a portion of a Dealer’s floorplan financing accounts may be designated pursuant to this Agreement).

“Initial Account Schedule” has the meaning specified in Section 2.01(e)(ii).

“Insolvency Event” has the meaning specified in the Indenture.

“Insurance Proceeds” means, with respect to an Account, any amounts received by the Servicer pursuant to any policy of insurance that are required to be paid to the Seller pursuant to the related Floorplan Financing Agreement.

“Interest Collections” means, without duplication, (a) all Collections of Interest Receivables owned by the Issuer, (b) if applicable, all Collections of the non-principal portion of the Issuer’s Interests in Other Floorplan Assets, (c) all interest and earnings on Eligible Investments credited to the Collection Account and the Excess Funding Account (net of losses and investment expenses) and (d) all Recoveries.

“Interests in Other Floorplan Assets” means any participation interests in receivables that constitute Pooled Participation Receivables or Purchased Participation Receivables.

“Interest Receivables” means, without duplication:

(a)       in connection with an Account, (i) all amounts billed and payable by the related Dealer with respect to the Receivables in such Account pursuant to the related Floorplan Financing Agreement between such Dealer and Ford Credit that constitute (x) interest and (y) other non-principal and non-interest charges, including flat charges established by Ford Credit from time to time to cover miscellaneous costs, and (ii) all Adjustment Fees described in clause (c) of the definition of “Receivable”; and

(b)       in connection with an Interest in Other Floorplan Assets, the amount described in clause (a) of this definition arising in connection with each Other Floorplan Account related to such Interest in Other Floorplan Assets.

“In-Transit Period” means, with respect to any Vehicle, the period from and including the day the Vehicle is released from the factory by Ford for delivery to a Dealer to and including the day of delivery of the Vehicle to such Dealer; provided, however, that if an Invoice Amount has not yet been established for such Vehicle on the day of delivery, the In-Transit Period with respect to such Vehicle will continue to and include the day on which the Invoice Amount is established, but in no event more than 30 days following the day of delivery.

“Invoice Amount” means the total amount payable by a Dealer to the Seller for a Vehicle as set forth on the Vehicle invoice issued by Ford.

“Issuer” means Ford Credit Floorplan Master Owner Trust __ created by the Trust Agreement, the corpus of which consists of the Trust Assets.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing.

“Manufacturer” means, with respect to any Receivable, the manufacturer or distributor of the Vehicle relating to such Receivable.

“Medium & Heavy Truck Receivables” means all amounts shown on the Servicer’s records as amounts payable by any Dealer under a credit line that is designated by the Servicer in its records specifically for purchases of medium- and heavy-duty trucks or vans by such Dealer.

“Monthly Servicing Fee” has, with respect to any Series, the meaning specified in the related Indenture Supplement.

“Net Adjusted Pool Balance” has the meaning specified in the Indenture.

“New Vehicle” means any Vehicle that is (i) a currently untitled Vehicle, (ii) a previously titled Vehicle purchased by a Dealer at a closed auction conducted by Ford or (iii) a Vehicle previously subject to a retail lease under one of Ford Credit’s retail lease programs that a Dealer has acquired pursuant to the Dealer’s purchase option relating to such lease.

“Note Interest Rate” means, as of any particular date of determination and with respect to any Series or Class, the interest rate as of such date specified therefor in the related Indenture Supplement.

“Noteholder” or “Holder” has the meaning specified in the Indenture.

“Noteholders’ Collateral” has the meaning specified in the Indenture.

“Notes” means the Asset Backed Notes issued by the Issuer pursuant to the Indenture and the Indenture Supplements.

“Officer’s Certificate” means (a) with respect to any corporation, unless otherwise specified in this Agreement, a certificate signed by the Chairman of the Board, Vice Chairman of the Board, President, any Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of such corporation and (b) with respect to any limited liability company, unless otherwise specified in this Agreement, a certificate signed by any Manager, the President, any Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of such limited liability company.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and who is reasonably acceptable to the Indenture Trustee.

“Other Floorplan Account” means each floorplan financing account established with a Dealer pursuant to a Floorplan Financing Agreement for which the related receivables are subject to an Interest in Other Floorplan Assets transferred by the Transferor to the Issuer hereunder (it being understood, that any Dealer may have one or more floorplan financing accounts, depending on how many dealership locations the Dealer has, the number of credit lines, or both, and that all or only a portion of a Dealer’s floorplan financing accounts may be designated pursuant to this Agreement).

“Other Floorplan Asset Schedule” means, with respect to any Interests in Other Floorplan Assets, a computer file or written list specifying the identity of the related Other Floorplan Accounts (by the Dealer account number or other similar number assigned by the related seller), and the Principal Receivables arising in connection therewith as of the related Additional Cut-Off Date, as the same may be amended from time to time in connection with the designation or redesignation of Other Floorplan Accounts subject to such Interests in Other Floorplan Assets.

“Other Floorplan Asset Transaction Documents” means, with respect to any Interests in Other Floorplan Assets, the agreements and other writings governing the issuance of such Interests in Other Floorplan Assets, as identified therein.

“Other Floorplan Assets” means, collectively, any Pooled Participation Receivables, Purchased Participation Receivables, Syndicated Receivables, Third-Party Financed In-Transit Receivables or Third-Party Purchased Receivables.

“Other Floorplan Receivable” means, in connection with an Other Floorplan Account, all amounts owing by the related Dealer that are of the type described in the definition of “Receivable”, and all agreements and other writings with respect to such Other Floorplan Account of the type described in such definition.

“Owner Trustee” means [Owner Trustee], a [State, entity type], in its capacity as owner trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

“Performance Impaired Ineligible Account” means an Account that is an Ineligible Account due to the failure to satisfy the condition specified in clause (d) of the definition of “Eligible Account.”

“Person” means any legal person, including any individual, corporation, partnership, association, joint stock company, limited liability company, trust, unincorporated organization, governmental entity or other entity of similar nature.

“Pool Balance” means, as of any date of determination, the aggregate amount of the Issuer’s Principal Receivables on such date and, if applicable, the principal portion of the Issuer’s Interests in Other Floorplan Assets on such date.

“Pooled Participation Receivables” means receivables that are originated by Ford Credit under Floorplan Financing Agreements and transferred by Ford Credit, directly or indirectly, into a pool of assets existing outside of the Issuer, in which such pool Ford Credit, directly or indirectly, owns a participation interest issued under agreements similar to the Transaction Documents.

“Principal Collections” means, without duplication, (a) all Collections of Principal Receivables owned by the Issuer, (b) if applicable, all Collections of the principal portion of the Issuer’s Interests in Other Floorplan Assets and (c) all amounts representing prepayments by related Dealers made pursuant to any Cash Management Agreements (excluding, in all cases, Recoveries thereof). Any exchanges of Exchangeable Receivables as provided in Section 2.11 will not be included as a part of Principal Collections.

“Principal Receivables” means, without duplication, (a) in connection with an Account, the amounts shown on the Servicer’s records as Transferred Receivables (other than amounts representing Interest Receivables) that are payable by the related Dealer under (i) the related Sales and Service Agreement that have been assigned by Ford to Ford Credit pursuant to the Sale and Assignment Agreement and (ii) the related Floorplan Financing Agreement and (b) in connection with an Interest in Other Floorplan Assets, the amount described in clause (a) of this definition arising in connection with each Other Floorplan Account related to such Interest in Other Floorplan Assets.

“Purchase Price” means, with respect to any Receivable for any date on which such Receivable is to be purchased pursuant to Section 3.03(c), an amount equal to the sum of (a) the amounts payable by the related Dealer as reflected in the records of the Servicer as of the date of purchase and (b) without duplication, if applicable, (i) any Adjustment Payment with respect thereto and (ii) all accrued and unpaid interest from the last date in respect of which interest on such Receivable was received by the Servicer, at a per annum rate equal to the rate being charged to the Dealer under the related Floorplan Financing Agreement.

“Purchased Participation Receivables” means receivables originated by a third party under a dealer floorplan financing agreement to which such third party is a party, which receivables are participated to Ford Credit pursuant to a participation or similar agreement between such third party and Ford Credit.

“Rating Agency” means, with respect to any outstanding Series or Class, each statistical rating agency selected by the Transferor to rate the Notes of such Series or Class, unless otherwise specified in the related Indenture Supplement.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency has notified the Transferor, the Servicer, the Issuer and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of any outstanding Series or Class rated by such Rating Agency.

“Reassignment” means a Reassignment of Receivables in Redesignated Accounts, among the Transferor, the Issuer and the Servicer, substantially in the form of Exhibit D.

“Reassignment Amount” has, with respect to any Series, the meaning specified in the related Indenture Supplement.

“Receivable” means, in connection with an Account, all amounts shown on the Servicer’s records as:

(a)       amounts payable by the related Dealer in respect of such Dealer’s purchase of a New Vehicle manufactured or distributed by Ford or its Affiliates pursuant to the related Sales and Service Agreement, but only if the payment of such amounts upon delivery of such New Vehicle to such Dealer will be financed by Ford Credit pursuant to the Floorplan Financing Agreement establishing such Account;

(b)       amounts payable by the related Dealer which constitute Third-Party Financed In-Transit Receivables;

(c)       Adjustment Fees payable by Ford to Ford Credit in respect of the amounts payable, as described in clauses (a) and (b) above, that have been purchased by Ford Credit from Ford pursuant to the Sale and Assignment Agreement; and

(d)       amounts payable by the related Dealer in respect of an advance made by the Seller (including any advances requested by such Dealer from the Seller pursuant to its Cash Management Agreement) to finance such Dealer’s purchase of a Vehicle under the related Floorplan Financing Agreement;

together with, in the case of each of clauses (a), (b), (c) and (d) above, the group of agreements and other writings, as in effect from time to time, evidencing such amounts and the security interest created in connection therewith. A Receivable that becomes a Defaulted Receivable will not be shown on the Servicer’s records as amounts payable (and will cease to be included as a Receivable) on the day on which it becomes a Defaulted Receivable.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of ________, 20__, between [FCF Corp]/[FCF LLC], as buyer thereunder, and the Seller, as the same may be amended, supplemented or otherwise modified from time to time.

“Recoveries” means, with respect to any Determination Date, all amounts received, including Insurance Proceeds, by the Servicer during the Collection Period immediately preceding such Determination Date for application against Defaulted Receivables or, if applicable, Interests in Other Floorplan Assets that have defaulted.

“Redesignated Account” means a former Account that has been redesignated by the Transferor pursuant to Section 2.08 or 2.09 and is identified in the applicable Redesignated Account Schedule.

“Redesignated Account Schedule” means, with respect to any Redesignated Accounts, a computer file or written list specifying the identity of such Redesignated Accounts (by the Dealer account number assigned by the Servicer), and the Principal Receivables arising in connection therewith as of the related Redesignation Date.

“Redesignation Date” means the date on which Accounts are redesignated to the Transferor as specified in the related Redesignation Notice provided by the Transferor (or the Servicer on its behalf) pursuant to Section 2.08(b)(i), 2.09(b)(i) or (c)(i), as the case may be; provided, however, that, in the case of the redesignation of Ineligible Accounts pursuant to Section 2.09(b) or (c), as the case may be, the applicable Redesignation Date will be the first day of the Collection Period immediately succeeding the Determination Date on which the Servicer’s records indicate that such Account has become an Ineligible Account, or such earlier date as the Transferor may elect.

“Redesignation Notice” means the notice furnished by the Transferor (or the Servicer on its behalf) in connection with the redesignation of Accounts as Redesignated Accounts pursuant to Section 2.08(b)(i), 2.09(b)(i) or (c)(i), as the case may be.

“Reference Rate” means, with respect to any Receivable, other than a Receivable representing the right to receive Adjustment Fees, the per annum rate of interest designated from time to time by Ford Credit pursuant to the related Floorplan Financing Agreement.

“Regulation AB” means Subpart 229.1100- Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as clarified and interpreted by the Securities Exchange Commission or its staff.

“Related Security” means, subject to the terms of the Receivables Purchase Agreement, (a) the security interest granted by or on behalf of the related Dealer with respect to any Transferred Receivable, including (i) a first priority perfected security interest in the related Vehicle, (ii) a perfected security interest in certain parts inventory, equipment, fixtures, service accounts or realty of such Dealer and (iii) all guarantees of such Receivable and (b) in the case of a Receivable described in clauses (a) or (b) of the definition of “Receivable,” all of the Seller’s rights, remedies, powers and privileges under the Sale and Assignment Agreement.

“Required Pool Balance” has the meaning specified in the Indenture.

“Required Transferor Amount” has the meaning specified in the Indenture.

“Requirements of Law” for any Person means the certificate of incorporation and by laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether federal, state or local, in each case applicable to or binding upon such Person or to which such Person is subject.

“Responsible Person” means, for the Administrator, the Transferors, the Seller and the Servicer, any Person designated in an Officer’s Certificate of such Person or other notice signed by an officer of such Person as authorized to act for such Person, which Officer’s Certificate or other notice has been sent to all other transaction parties including the Owner Trustee and the Indenture Trustee.

“Sale and Assignment Agreement” means the Sale and Assignment Agreement, dated as of _________, 20__, between Ford and Ford Credit pursuant to which (a) Ford sells and assigns to Ford Credit the right to receive amounts payable by a Dealer to Ford from time to time in respect of such Dealer’s purchase of New Vehicles manufactured or distributed by Ford pursuant to the related Sales and Service Agreement, (b) Ford agrees to pay Ford Credit the related Adjustment Fees in respect of such sale and assignment and (c) Ford assigns to Ford Credit the first priority perfected security interest granted to Ford by such Dealer in such New Vehicles, as the same may be amended, supplemented or otherwise modified from time to time.

“Sales and Service Agreement” means each Sales and Service Agreement, together with any related Vehicle Terms of Sale Bulletin as in effect from time to time, between a Dealer and Ford pursuant to which, among other things, such Dealer purchases from time to time Vehicles from Ford or its Affiliates, as the same may be amended, supplemented or otherwise modified from time to time.

“Securities Act” means the Securities Act of 1933.

“Seller” means Ford Credit, as seller under the Receivables Purchase Agreement.

“Series” means any series of Notes issued pursuant to the Indenture and the related Indenture Supplement.

“Series Account” means any deposit, trust, escrow, reserve or similar account maintained for the benefit of the Noteholders of any Series or Class, as specified in the related Indenture Supplement.

“Series Cut-Off Date” has, with respect to any Series, the meaning specified in the related Indenture Supplement.

“Series Enhancements” has the meaning specified in the Indenture.

“Series Enhancer” has the meaning specified in the Indenture.

“Servicer” means, initially, Ford Credit, in its capacity as Servicer under this Agreement, and after any Servicing Transfer, the Successor Servicer.

“Servicer Default” has the meaning specified in Section 6.01(a).

“Servicing Fee” has the meaning specified in Section 3.02(a).

“Servicing Officer” means any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Owner Trustee and the Indenture Trustee by the Servicer as such list may be amended from time to time.

“Servicing Transfer” has the meaning specified in Section 6.01(b).

“Subsequent Transferor” has the meaning specified in Section 4.05.

“Successor Servicer” has the meaning specified in Section 6.02(a).

“Syndicated Receivables” means receivables that are originated by Ford Credit under a syndicated floorplan financing arrangement between a Dealer and a group of lenders, one of which is Ford Credit.

“Tax Opinion” means, with respect to any action, an Opinion of Counsel to the effect that, for United States federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of the Notes of any outstanding Series or Class that were characterized as debt at the time of their issuance, (b) such action will not cause the Issuer to be treated as an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Noteholder.

“Termination Notice” has the meaning specified in Section 6.01(a).

“Third-Party Financed In-Transit Receivables” means receivables representing the payment obligations of Dealers in respect of the In-Transit Period and arising from their purchases of New Vehicles of which Ford is the Manufacturer and for which Ford Credit will not be the finance source.

“Third-Party Purchased Receivables” means receivables originated by a third party under a dealer floorplan financing agreement to which such third party is a party, which receivables are purchased by Ford Credit pursuant to a purchase or similar agreement between such third party and Ford Credit.

“Transaction Documents” has the meaning specified in the Indenture.

“Transfer Date” has the meaning specified in Section 2.01(a).

“Transferor” means [FCF Corp]/[FCF LLC] and its successors and assigns permitted hereunder.

“Transferor Amount” has the meaning specified in the Indenture.

“Transferor Interest” has the meaning specified in the Indenture.

“Transferor Deposit Amount” has the meaning specified in Section 2.04(c).

“Transferred Receivables” means, with respect to any Account, each Receivable arising in connection with such Account that is (i) an Eligible Receivable or (ii) an Ineligible Receivable transferred in accordance with the provisions of Section 2.10.

“Trust Agreement” means the Amended and Restated Trust Agreement relating to the Issuer, dated as of ________, 20__, among FCF Corp, FCF LLC, the Owner Trustee and the Delaware Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Trust Assets” has the meaning specified in the Indenture.

“Trust Termination Date” has the meaning specified in the Trust Agreement.

“UCC” means the Uniform Commercial Code, as amended from time to time, in effect in the applicable jurisdiction.

“Used Vehicle” means any Vehicle other than a New Vehicle.

“Vehicle” means an automobile or a light- medium- or heavy-duty truck, including a van or another vehicle classification (e.g., SUV or CUV) used by Ford Credit from time to time.

“Vice President” when used with respect to the Servicer means any vice president whether or not designated by a number or word or words added before or after the title “vice president.”

Section 1.02.	Other Definitional Provisions.

(a)       All terms used herein and not otherwise defined herein have the meanings ascribed to them in the Trust Agreement, the Indenture or, with respect to any Series, the related Indenture Supplement, as applicable.

(b)       All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)       As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable and as in effect on the date of this Agreement. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles in the United States, the definitions contained in this Agreement or in any such certificate or other document will control.

(d)      Any reference to each Rating Agency only applies to any specific rating agency if such rating agency is then rating any outstanding Series.

(e)       Unless otherwise specified, references to any dollar amount as of any particular date mean such amount at the close of business on such day.

(f)        The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Agreement, unless otherwise specified. The term “including” means “including without limitation.”

ARTICLE II

TRANSFER OF RECEIVABLES AND INTERESTS IN OTHER FLOORPLAN ASSETS

Section 2.01.	Transfer of Receivables and Interests in Other Floorplan Assets.

(a)       By execution of this Agreement, the Transferor does hereby transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Issuer, for the benefit of the Noteholders and any Series Enhancers, the following property on and as of the dates specified below:

(i)  on the first Closing Date, (A) all of its right, title and interest in, to and under each Receivable arising in connection with each Initial Account and all Related Security with respect thereto owned by the Transferor at the close of business on the Cut-Off Date, (B) all monies due or to become due and all amounts received with respect thereto and all proceeds (including “proceeds,” as defined in the UCC) and Recoveries thereof and (C) all of its rights, remedies, powers and privileges with respect to such Receivable under the Receivables Purchase Agreement;

(ii) on the applicable Addition Date, (A) all of its right, title and interest in, to and under each Transferred Receivable arising in connection with each Additional Account and all Related Security with respect thereto or any Interest in Other Floorplan Assets (including, without limitation, any security interest granted to the Transferor pursuant to the terms of such Interest in Other Floorplan Assets) owned by the Transferor at the close of business on the applicable Additional Cut-Off Date, (B) all monies due or to become due and all amounts received with respect thereto and all proceeds (including “proceeds,” as defined in the UCC) and Recoveries thereof and (C) all of its rights, remedies, powers and privileges with respect to such Transferred Receivable under the Receivables Purchase Agreement; and

(iii)on each Business Day occurring before the earlier of (x) the occurrence of an Amortization Event specified in Section 5.01(ii) of the Indenture or (y) the Trust Termination Date, on which day a new Transferred Receivable is created in connection with the Accounts (each such Business Day being a “Transfer Date”), (A) all of its right, title and interest in, to and under such Transferred Receivable and all Related Security with respect thereto owned by the Transferor at the close of business on the applicable Transfer Date and not previously transferred to the Issuer pursuant hereto, (B) all monies due or to become due and all amounts received with respect thereto and all proceeds (including “proceeds,” as defined in the UCC) and Recoveries thereof and (C) all of its rights, remedies, powers and privileges with respect to such Transferred Receivable under the Receivables Purchase Agreement.

(b)       The foregoing transfers, and any subsequent transfers of additional assets (including any Interests in Other Floorplan Assets), do not constitute, and are not intended to result in, the creation or an assumption by the Issuer or the Owner Trustee of any obligation of the Transferor, the Servicer, the Seller, Ford or any other Person in connection with the Accounts, the related Receivables, the Interests in Other Floorplan Assets or under any agreement or instrument relating thereto, including any obligation to any Dealers or Ford. The foregoing transfers are not transfers of the Accounts; they are transfers of the Transferred Receivables arising in connection with the Accounts.

(c)        In connection with such transfers, the Transferor will record and file, at its own expense, a financing statement on form UCC-1 or any other applicable form (and continuation statements when applicable) with respect to (i) the Transferred Receivables transferred by the Transferor for the sale, for UCC purposes, of “tangible chattel paper,” payment intangibles,” “general intangibles” or “accounts” (each as defined in the UCC) and (ii) Interests in Other Floorplan Assets for the sale of “certificated securities,” “payment intangibles” or “general intangibles” (each as defined in the UCC), meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment, for UCC purposes, of the Transferred Receivables and the Related Security and any Interests in Other Floorplan Assets to the Issuer, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Issuer on or before the first Closing Date, in the case of the Initial Accounts, and (if any additional filing is so necessary) the applicable Addition Date, in the case of Additional Accounts or Interests in Other Floorplan Assets. The Owner Trustee will be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under applicable law in connection with such transfers if the Owner Trustee has appointed the Administrator to act in such capacity.

(d)        The Transferor and the Issuer intend that all transfers of Transferred Receivables and Interests in Other Floorplan Assets under this Agreement constitute valid transfers of such Transferred Receivables or Interests in Other Floorplan Assets. If the transfers of the Transferred Receivables or Interests in Other Floorplan Assets hereunder were to be characterized as transfers as security for a loan, then (i) the Transferor will have granted, and hereby grants, to the Issuer a security interest in each Receivable and the accompanying Related Security and each Interest in Other Floorplan Assets (including, without limitation, any security interest granted to the Transferor pursuant to the terms of such Interest in Other Floorplan Assets), in each case, whether now owned or hereafter acquired, and all monies due or to become due and all amounts received with respect thereto and all proceeds (including “proceeds,” as defined in the UCC) and Recoveries thereof and (ii) this Agreement constitutes a security agreement. For tax purposes, the Transferor and the Issuer intend that all transfers of Transferred Receivables or Interests in Other Floorplan Assets under this Agreement constitute transfers of such Transferred Receivables or Interests in Other Floorplan Assets as security for a loan.

(e)       In connection with such transfers, at its own expense, on or before the first Closing Date, in the case of the Initial Accounts, and the applicable Addition Date, in the case of Additional Accounts or Interests in Other Floorplan Assets, the Transferor will:

(i)  cause the Seller to indicate in its computer files as required by the Receivables Purchase Agreement, that the Transferred Receivables arising in connection with the Accounts and the Related Security or the Interests in Other Floorplan Assets, as applicable: (A) have been sold or assigned, as the case may be, to the Transferor pursuant to the related Receivables Purchase Agreement, then (B) transferred by the Transferor to the Issuer pursuant to this Agreement and then (C) pledged by the Issuer to the Indenture Trustee for the benefit of the Noteholders and any Series Enhancers pursuant to the Indenture;

(ii) in the case of the Initial Accounts, deliver to the Owner Trustee (or cause the Seller to do so) a computer file or written list of such Initial Accounts specifying the identity of such Initial Accounts (by the Dealer account number assigned by the Servicer) and the Principal Receivables arising in connection therewith as of the Cut-Off Date (such file or list, the “Initial Account Schedule”);

(iii)in the case of Additional Accounts, deliver to the Owner Trustee (or cause the Seller to do so) a computer file or written list specifying the identity of such Additional Accounts (by the Dealer account number assigned by the Servicer) and the Principal Receivables arising in connection therewith as of the Additional Cut-Off Date (such file or list, an “Additional Account Schedule”); and

(iv)in the case of Interests in Other Floorplan Assets, deliver to the Owner Trustee an Other Floorplan Asset Schedule.

The Account Schedule, as amended, supplemented or otherwise modified from time to time will be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. The Owner Trustee is under no obligation whatsoever to verify the accuracy or completeness of the information contained in the Account Schedule at any time.

Section 2.02.	Acceptance by Owner Trustee.

(a)       The Owner Trustee hereby acknowledges its acceptance, on behalf of the Issuer, of all right, title and interest previously held by the Transferor to the property, now existing and hereafter created, conveyed to the Issuer pursuant to Section 2.01. The Owner

Trustee further acknowledges that, before or simultaneously with the execution and delivery of this Agreement, the Transferor has delivered to the Owner Trustee the Account Schedule relating to the Initial Accounts.

(b)       The Owner Trustee has no power to create, assume or incur indebtedness or other liabilities in the name of the Issuer other than as contemplated in this Agreement and the other Transaction Documents.

Section 2.03.  Representations and Warranties of Transferor Relating to Itself and This Agreement.

(a)        Representations and Warranties. The Transferor hereby represents and warrants to the Issuer (and agrees that the Owner Trustee and the Indenture Trustee may conclusively rely on each such representation and warranty in accepting the Transferred Receivables and Interests in Other Floorplan Assets on behalf of the Issuer and in authenticating the Notes, respectively) as of each Closing Date (unless another date is specified below) that:

(i) Organization andGood Standing. The Transferor is a [corporation]/[limited liability company] duly formed and validly existing and in good standing under the laws of the jurisdiction of its organization and has, in all material respects, full power, authority and legal right to own its properties and conduct its business as such properties are currently owned and such business is currently conducted, and to execute, deliver and perform its obligations under this Agreement and the Receivables Purchase Agreement.

(ii) Due Qualification. The Transferor is duly qualified to do business and, where necessary, is in good standing as a foreign [corporation]/[limited liability company] (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction where the conduct of its business requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under this Agreement or the Receivables Purchase Agreement.

(iii)Due Authorization. The Transferor has duly authorized by all necessary action on its part, the execution and delivery of this Agreement and the Receivables Purchase Agreement and the consummation by the Transferor of the transactions provided for or contemplated by this Agreement and the Receivables Purchase Agreement.

(iv)No Conflict. The Transferor’s execution and delivery of this Agreement and the Receivables Purchase Agreement, its performance of the transactions contemplated by this Agreement and the Receivables Purchase Agreement and the fulfillment of the terms hereof and thereof applicable to it, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or its properties are bound.

(v) No Violation. The Transferor’s execution and delivery of this Agreement and the Receivables Purchase Agreement, its performance of the transactions contemplated by this Agreement and the Receivables Purchase Agreement and the fulfillment of the terms hereof and thereof applicable to it, will not conflict with or violate any material Requirements of Law applicable to it.

(vi)No Proceedings. There are no proceedings pending or, to the best of its knowledge, no proceedings threatened or investigations pending or threatened against the Transferor before or by any Governmental Authority (A) asserting the invalidity of this Agreement or the Receivables Purchase Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Receivables Purchase Agreement, (C) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect its performance of its obligations under this Agreement or the Receivables Purchase Agreement, (D) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Receivables Purchase Agreement or (E) seeking to affect adversely the income tax characterization of the Issuer under the United States federal or any other applicable state or local jurisdiction’s, income single business or franchise tax systems.

(vii)           All Consents Required. All material authorizations, consents, orders, approvals or other actions of any Governmental Authority required to be obtained or effected by the Transferor in connection with its execution and delivery of this Agreement and the Receivables Purchase Agreement, its performance of the transactions contemplated by this Agreement and the Receivables Purchase Agreement and the fulfillment of the terms hereof and thereof applicable to it, have been duly obtained or effected and are in full force and effect.

(viii)          Enforceability. This Agreement and the Receivables Purchase Agreement each constitutes a legal, valid and binding obligation of the Transferor, enforceable against it in accordance with the terms hereof or thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(ix)Account Schedule. As of the Cut-Off Date, the Initial Account Schedule is an accurate and complete listing in all material respects of all the Initial Accounts and the information contained therein with respect to the identity of such Initial Accounts and the Principal Receivables arising in connection therewith is true and correct in all material respects as of the Cut-Off Date. As of the applicable Additional Cut-Off Date, the

Additional Account Schedule is an accurate and complete listing in all material respects of all the related Additional Accounts and the information contained therein with respect to the identity of such Additional Accounts and the Principal Receivables arising in connection therewith is true and correct in all material respects as of such Additional Cut-Off Date. As of the applicable Redesignation Date, the Redesignated Account Schedule is an accurate and complete listing in all material respects of all the related Redesignated Accounts and the information contained therein with respect to the identity of such Redesignated Accounts and the Principal Receivables arising in connection therewith is true and correct in all material respects as of such Redesignation Date. As of the applicable Additional Cut-Off Date or any such other date on which the Other Floorplan Asset Schedule is supplemented or amended, the related Other Floorplan Asset Schedule is an accurate and complete listing in all material respects of all the related Participated Accounts and the Principal Receivables arising in connection therewith is true and correct in all material respects as of such Additional Cut-Off Date or such other date, as applicable.

(x) Valid Transfer. This Agreement or the related Assignment constitutes a valid transfer and assignment to the Issuer of all right, title and interest of the Transferor in the Transferred Receivables in connection with the Initial Accounts or the Additional Accounts, as applicable, and the Related Security and the proceeds thereof, the Interests in Other Floorplan Assets and all of the Transferor’s rights, remedies, powers and privileges with respect to the Transferred Receivables and Interests in Other Floorplan Assets under the Receivables Purchase Agreement and, in each case, upon the filing of the financing statements described in Section 2.01(c) and, in the case of the Transferred Receivables and the Related Security hereafter created and the proceeds thereof, upon the creation thereof, the Issuer will have a first priority perfected ownership interest in such property, other than the Liens permitted under this Agreement or the other Transaction Documents. Except as otherwise provided in this Agreement or the other Transaction Documents, neither the Transferor nor any Person claiming through or under it has any claim to or interest in the Trust Assets.

(b)       Notice of Breach. The representations and warranties set forth in Section 2.03(a) survive the transfer and assignment of the Transferred Receivables and Related Security and the Interests in Other Floorplan Assets to the Issuer. Upon discovery by the Transferor, the Owner Trustee, the Indenture Trustee or the Servicer of a material breach of any of the foregoing representations and warranties, the party discovering such breach will give prompt written notice to the other parties and to any Series Enhancers.

(c)        Reassignment upon Breach. If any breach of any of the representations and warranties set forth in Section 2.03(a) has a material adverse effect on the Noteholders’ Collateral in Transferred Receivables or Other Floorplan Assets transferred to the Issuer by the Transferor, then any of the Owner Trustee, the Indenture Trustee or the Holders of Notes evidencing at least a majority of the Outstanding Amount of all outstanding Notes, by notice then given in writing to the Transferor (and to the Owner Trustee, the Indenture Trustee, the Servicer and any Series Enhancer if given by the Noteholders), may direct the Transferor to accept reassignment of all the Transferred Receivables and Interests in Other Floorplan Assets transferred by it to the Issuer within 60 days of such notice (or such longer period as may be specified in such notice), and the Transferor is obligated to accept such reassignment on the Distribution Date immediately succeeding the expiration of such 60 day period (or such longer period as may be specified) on the terms and conditions set forth below; provided, however, that no such reassignment is required to be made if, by the end of such 60 day period (or such longer period as may be specified), the representations and warranties set forth in Section 2.03(a) are satisfied in all material respects, and any material adverse effect on the Noteholders’ Collateral in Transferred Receivables and Interests in Other Floorplan Assets caused by the breach has been cured.

In connection with any reassignment pursuant to this Section, the Transferor will deposit into the Collection Account in immediately available funds on the Business Day immediately preceding the Distribution Date on which such reassignment obligation arises, in payment for such reassignment, an amount equal to the sum of the Reassignment Amount with respect to each outstanding Series in the related Indenture Supplement. Notwithstanding anything to the contrary in this Agreement, such deposited amount will be distributed to the Noteholders on such Distribution Date in accordance with the Indenture and each Indenture Supplement in payment of their Notes and will result in a corresponding increase in the Transferor Interest. The Owner Trustee will execute such documents and instruments of transfer or assignment and take such other actions as are reasonably requested by the Transferor to effect the conveyance of such Transferred Receivables and Interests in Other Floorplan Assets pursuant to this Section. If the Owner Trustee, the Indenture Trustee or the Noteholders give notice directing the Transferor to accept reassignment of all the Transferred Receivables and Interests in Other Floorplan Assets transferred by the Transferor as provided above, the obligation of the Transferor to accept such reassignment and make the required deposit into the Collection Account pursuant to this Section constitutes the sole remedy with respect to an event of the type specified in the first sentence of this Section 2.03(c) available to the Noteholders (or the Owner Trustee, any Series Enhancer or the Indenture Trustee on behalf of the Noteholders).

Section 2.04.  Representations and Warranties of Transferor Relating to Transferred Receivables and Accounts and Interests in Other Floorplan Assets.

(a)        Representations and Warranties. The Transferor hereby represents and warrants to the Issuer that:

(i)  As of the first Closing Date, the Addition Date or the Transfer Date, as the case may be, each Transferred Receivable and its Related Security and each Interest in Other Floorplan Assets transferred by it to the Issuer on such date, are transferred free and clear of any Lien, other than the Liens permitted under this Agreement or the other Transaction Documents, and all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the transfer of such Transferred Receivable and Related Security or such Interest in Other Floorplan Assets on such date have been duly obtained, effected or given and are in full force and effect.

(ii) (A) Each Initial Account is an Eligible Account as of the Cut-Off Date and (B) each Additional Account and each Other Floorplan Account is an Eligible Account as of the applicable Additional Cut-Off Date and (C) each Account is an Eligible Account as of each Series Cut-Off Date.

(iii)As of the first Closing Date, the Addition Date or the Transfer Date, as the case may be, each Transferred Receivable transferred by the Transferor to the Issuer on such date, is an Eligible Receivable or, if such Transferred Receivable is not an Eligible Receivable, such Transferred Receivable is being transferred in accordance with Section 2.10.

(b)       Notice of Breach. The representations and warranties set forth in Section 2.04(a) survive the transfer and assignment of the Transferred Receivables and the Related Security and the Interest in Other Floorplan Assets to the Issuer. Upon discovery by the Transferor, the Owner Trustee, the Indenture Trustee or the Servicer of a material breach of any of the foregoing representations and warranties, the party discovering such breach will give prompt written notice to the other parties and to any Series Enhancers.

(c)        Reassignment upon Breach. Except as otherwise provided below in this subsection, if any representation or warranty under Section 2.04(a) is not true and correct as of the date specified therein and such breach has a material adverse effect on a Transferred Receivable or Interests in Other Floorplan Assets, then, within 30 days (or such longer period as may be agreed to by the Indenture Trustee and the Servicer) of the earlier to occur of the discovery of any such breach by the Transferor, or receipt by the Transferor of written notice of any such breach given by the Owner Trustee, the Indenture Trustee, the Servicer or any Series Enhancers, the Transferor will accept reassignment of such Transferred Receivable or Interests in Other Floorplan Assets on the Determination Date immediately succeeding the expiration of such 30 day period (or such longer period as may agreed to by the Indenture Trustee and the Servicer) on the terms and conditions set forth in the next succeeding paragraph; provided, however, that no such reassignment will be required to be made if, by the end of such 30 day period (or such longer period as may be agreed to by the Indenture Trustee and the Servicer), the representations and warranties set forth in Section 2.04(a) are then true and correct in all material respects and any material adverse effect caused by the breach has been cured. Notwithstanding anything to the contrary in this Section 2.04(c), the applicable grace period in the case of a breach with respect to a representation and warranty under Section 2.04(a)(i) will be five Business Days (or such longer period as may be agreed to by the Indenture Trustee and the Servicer).

In connection with any reassignment of a Transferred Receivable or Interest in Other Floorplan Assets pursuant to this Section, the Transferor will direct the Servicer to deduct,

subject to the next sentence, the principal amount of such Transferred Receivables and such Interest in Other Floorplan Assets from the Pool Balance on or before the end of the Collection Period in which such reassignment obligation arises. If, following such deduction, the Transferor Amount is less than the Required Transferor Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date), then no later than 12:00 noon on the day on which such reassignment occurs, the Transferor will deposit into the Excess Funding Account in immediately available funds the amount (the “Transferor Deposit Amount”) by which the Transferor Amount would be less than such Required Transferor Amount (up to the principal amount of such Transferred Receivables or such Interest in Other Floorplan Assets); provided, however, that if the Transferor Deposit Amount is not deposited as required by this sentence, then the principal amounts of such Transferred Receivables or Interests in Other Floorplan Assets will be deducted from the Pool Balance to the extent that the Transferor Amount is not reduced below the Required Transferor Amount and the Transferred Receivables or Interests in Other Floorplan Assets, the principal amounts of which have not been so deducted, will not be reassigned to the Transferor and will remain part of the Trust Assets. Upon reassignment of any such Transferred Receivable or Interests in Other Floorplan Assets, but only after payment by the Transferor of the Transferor Deposit Amount, if any, the Issuer will automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Issuer in and to such Transferred Receivable and all Related Security or such Interests in Other Floorplan Assets and, in each case, all monies due or to become due with respect thereto and all proceeds thereof. The Owner Trustee will execute such documents and instruments of transfer or assignment and take such other actions as are reasonably requested by the Transferor to effect the conveyance of such Transferred Receivables or Interest in Other Floorplan Assets pursuant to this Section. The obligation of the Transferor to accept reassignment of any such Transferred Receivable or Interests in Other Floorplan Assets and to pay any related Transferor Deposit Amount constitutes the sole remedy with respect to the event of the type specified in the first sentence of this Section 2.04(c) available to the Noteholders (or the Owner Trustee, any Series Enhancer or the Indenture Trustee on behalf of the Noteholders).

Section 2.05.	Covenants of Transferor. The Transferor hereby covenants that:

(i)  No Liens. Except for the conveyances hereunder or as provided or permitted in this Agreement or the other Transaction Documents, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Transferred Receivable or any Related Security or any Interests in Other Floorplan Assets, whether now existing or hereafter created, or any interest therein, or the Transferor’s rights, remedies, powers or privileges with respect to such Transferred Receivables or Interest in Other Floorplan Assets under the Receivables Purchase Agreement to which it is a party, and the Transferor will defend the right, title and interest of the Issuer and the Indenture Trustee in, to and under such Transferred Receivables and the Related Security or such Interest in Other Floorplan Assets, whether now existing or hereafter created, and such rights, remedies, powers and privileges, against all claims of third parties claiming through or under the Transferor.

(ii) Certain Allocations of Collections. The Transferor agrees that it will allocate Collections in respect of each related Account between the Receivables owned by the Issuer and the Receivables that are not owned by the Issuer as follows:

(A)      Principal Collections will be allocated to the Receivable that relates to the Vehicle whose sale or lease generated such Collections; and

(B)      Interest Collections will be allocated to the Issuer on the basis of the ratio of the Principal Receivables owned by the Issuer in connection with such Account on the date of determination to the total amount of Principal Receivables in connection with such Account on such date of determination, and the remainder of such Collections will be allocated to the Transferor.

(iii)Delivery of Collections. If the Transferor, the Seller or any Affiliate thereof receives payments in respect of the Transferred Receivables or Interest in Other Floorplan Assets transferred to the Issuer by the Transferor, the Transferor and the Seller will pay or cause to be paid to the Servicer or any Successor Servicer all such payments as soon as practicable after receipt thereof, but in no event later than two Business Days after receipt.

(iv)Notice of Liens. The Transferor will notify the Owner Trustee and the Indenture Trustee promptly after becoming aware of any Lien on any Transferred Receivable or Interests in Other Floorplan Assets transferred by the Transferor, other than the Liens permitted under this Agreement or the other Transaction Documents.

(v) Compliance with Law. The Transferor will comply in all material respects with all Requirements of Law applicable to it.

(vi)Transferor Interest. Except for (A) the conveyances hereunder, in connection with any transaction permitted by Section 4.02(a)(i) and as provided in Section 4.05 of this Agreement or Section 2.12 of the Indenture or (B) conveyances with respect to which the Rating Agency Condition has been satisfied and a Tax Opinion has been delivered, the Transferor agrees not to transfer, sell, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the share of the Transferor Interest owned by it and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation, grant or sale will be void; provided, however, that nothing in this Section 2.05(vi) prevents the owner of an interest in the Transferor Interest from granting to an Affiliate a participation interest or other beneficial interest in the rights to receive cash flows related to the Transferor Interest so long as (1) such interest does not grant such Affiliate any rights hereunder or delegate to such Affiliate any obligations or duties hereunder, (2) the transferor of such interest obtains the prior written consent of the Transferor and (3) after giving effect to such transfer, the interest in the Transferor Interest owned directly by the Transferor, together with the interests of any other Transferors (affiliated with Ford Credit), represent an ownership interest in the Trust Assets equal to at least __% of the Adjusted Pool Balance.

Section 2.06.  Designation of Additional Accounts and Addition of Interests in Other Floorplan Assets.

(a)       Required Addition. If, at the close of business on the last day of any Collection Period, the Net Adjusted Pool Balance on such day (after giving effect to any deposits to the Excess Funding Account in respect of such day pursuant to Section 8.03(b) of the Indenture) is less than the Required Pool Balance on such day, then the Transferor will, within ten Business Days following the end of such Collection Period, designate additional Eligible Accounts as Additional Accounts or transfer Interests in Other Floorplan Assets to the Issuer such that, after giving effect to the transfer to the Issuer on the applicable Addition Date of all Eligible Receivables (and the Related Security) arising in connection with such Additional Accounts or Interests in Other Floorplan Assets, as applicable, the Net Adjusted Pool Balance at the close of business on such Addition Date will be at least equal to such Required Pool Balance. The Transferor will satisfy the conditions specified in Section 2.06(d) in designating such Additional Accounts and transferring the related Transferred Receivables or Interests in Other Floorplan Assets to the Issuer. The failure of the Transferor to transfer Transferred Receivables or Interests in Other Floorplan Assets to the Issuer as provided in this Section 2.06(a) solely as a result of the unavailability of a sufficient amount of Eligible Receivables or Interest in Other Floorplan Assets will not constitute a breach of this Agreement; provided, however, that any such failure will nevertheless result in the occurrence of an Amortization Event described in Section 5.01(i) of the Indenture.

(b)       Optional Addition. The Transferor may from time to time, at its sole discretion, subject to the conditions specified in Section 2.06(d), designate additional Eligible Accounts as Additional Accounts and transfer to the Issuer the Transferred Receivables and the Related Security arising in connection with such Additional Accounts or transfer to the Issuer Interests in Other Floorplan Assets. In addition to the conditions specified in Section 2.06(d), any additional Eligible Accounts designated by the Transferor, at its sole discretion, pursuant to this Section 2.06(b) will be subject to the satisfaction of the Rating Agency Condition if, as a result of such addition, either:

(i)  the aggregate number of Additional Accounts and Other Floorplan Accounts designated pursuant to this Section 2.06(b) in any calendar quarter or the aggregate amount of Principal Receivables arising in connection with such Additional Accounts and Other Floorplan Accounts as of the related Additional Cut-Off Dates in such calendar quarter exceeds __% of the number of all Accounts or __% of the Pool Balance, respectively, as of the first day of such calendar quarter; or

(ii) the aggregate number of Additional Accounts and Other Floorplan Accounts designated pursuant to this Section 2.06(b) in any twelve-month period commencing on July 1 of each year or the aggregate amount of Principal Receivables arising in connection with such Additional Accounts and Other Floorplan Accounts as of the related Additional Cut-Off Dates in such twelve-month period exceeds __% of the number of all Accounts or __% of the Pool Balance, respectively, as of the first day of such twelve-month period.

(c)        Addition Notices. All Transferred Receivables and Related Security arising in connection with any Additional Accounts or Interests in Other Floorplan Assets owned by the Transferor at the close of business on the applicable Additional Cut-Off Date will be transferred to the Issuer on a date (the “Addition Date”) specified in a written notice provided by the Transferor (or the Servicer on its behalf) to the Owner Trustee, the Indenture Trustee, any Series Enhancers and the Rating Agencies specifying the Additional Cut-Off Date, the Addition Date and the Eligible Receivable Origination Cut-Off Date for such Additional Accounts or Interests in Other Floorplan Assets, as applicable (the “Addition Notice”). The Addition Notice must be sent by the Transferor on or before the second Business Day, but not more than the 30th day, before the related Addition Date.

(d)       Conditions. The Transferor is permitted to transfer to the Issuer the Transferred Receivables and all Related Security related thereto arising in connection with any Additional Accounts or Interests in Other Floorplan Assets designated by the Transferor pursuant to Section 2.06(a) or (b) only upon satisfaction of each of the following conditions on or before the related Addition Date:

(i)  the Transferor has provided the Owner Trustee, the Indenture Trustee, the Rating Agencies and any Series Enhancers with a timely Addition Notice;

(ii) the Transferor has delivered to the Owner Trustee a duly executed written assignment (including an acceptance by the Owner Trustee) in substantially the form of Exhibit A (the “Assignment”), along with the applicable Additional Account Schedule or Other Floorplan Asset Schedule, as applicable, in accordance with Section 2.01(e);

(iii)the Transferor has delivered to the Servicer all Collections on such Additional Accounts or Interest in Other Floorplan Assets relating to the time period on or after the Additional Cut-Off Date;

(iv)	the Transferor has represented and warranted that:

(A)      each such Additional Account or Other Floorplan Accounts, as applicable, is an Eligible Account as of the Additional Cut-Off Date;

(B)      no selection procedures reasonably believed by the Transferor to be adverse to the interests of the Noteholders or any Series Enhancers were used in selecting such Additional Accounts or Other Floorplan Accounts, as applicable;

(C)      the Additional Account Schedule or Other Floorplan Asset Schedule delivered pursuant to clause (ii) above is true and correct in all material respects as of the Additional Cut-Off Date;

(D)      as of the date of the Addition Notice and the Addition Date, none of the Seller, the Transferor or the Servicer is insolvent or will be made insolvent by the transfer and none of them is aware of any events or circumstances that could reasonably be expected to lead to its insolvency; and

(E)       the addition of the Transferred Receivables arising in connection with such Additional Accounts or the Interests in Other Floorplan Assets will not, in the reasonable belief of the Transferor, cause an Amortization Event to occur;

(v) the Transferor has delivered to the Owner Trustee, the Indenture Trustee and any Series Enhancer (A) an Opinion of Counsel with respect to the Transferred Receivables in the Additional Accounts or the Interests in Other Floorplan Assets substantially in the form of Exhibit C and (B) a Tax Opinion with respect to such addition;

(vi)with respect to the sale of Interests in Other Floorplan Assets, the Transferor has delivered to the Issuer written evidence of satisfaction of the Rating Agency Condition; and

(vii)           the Transferor has delivered to the Owner Trustee, the Indenture Trustee and any Series Enhancers an Officer’s Certificate confirming, to the best of such officer’s knowledge, the satisfaction of each of the conditions set forth in clauses (i) through (vi) above; the Owner Trustee and the Indenture Trustee may conclusively rely on such Officer’s Certificate and has no duty to make inquiries with regard to the matters set forth therein and will incur no liability in so relying.

(e)        Representations and Warranties. The Transferor hereby represents and warrants on each applicable Addition Date as to the matters set forth in Section 2.06(d)(iv). These representations and warranties will survive the transfer of the respective Transferred Receivables and the Related Security or the Interests in Other Floorplan Assets, as applicable, to the Issuer. Upon discovery by the Transferor, the Servicer, the Owner Trustee, the Indenture Trustee or any Series Enhancers of a material breach of any of these representations and warranties, the party discovering such breach will give prompt written notice to the other parties and to any Series Enhancers. If any breach of the Transferor’s representations and warranties as to the matters set forth in Section 2.06(d)(iv) has a material adverse effect on the Noteholders’ Collateral in Transferred Receivables or Interests in Other Floorplan Assets transferred to the

Issuer by the Transferor, then the provisions of Section 2.03(c) will apply, except that all references therein to representations and warranties refer to the representations and warranties set forth in Section 2.06(d)(iv); provided, however, that if such breach has a material adverse effect only on the related Transferred Receivable or Interests in Other Floorplan Assets, then the provisions of Section 2.04(c) will apply, except that all references therein to representations and warranties refer to the representations and warranties set forth in Section 2.06(d)(iv).

(f)        Notwithstanding anything herein to the contrary, additional Other Floorplan Accounts may be designated in respect of any Interest in Other Floorplan Assets in accordance with the related Other Floorplan Asset Transaction Documents. In connection with any such designation of additional Other Floorplan Accounts, the Transferor will deliver, or cause to be delivered, to the Issuer a supplemented Other Floorplan Asset Schedule with respect to such Interest in Other Floorplan Assets.

Section 2.07.  Addition of Other Floorplan Assets. As of the date of this Agreement, the Transferor is permitted to transfer to the Issuer Other Floorplan Assets consisting of Pooled Participation Receivables and Third-Party Financed In-Transit Receivables. Subject to the satisfaction of the Rating Agency Condition, the Transferor may from time to time transfer additional Other Floorplan Assets to the Issuer hereunder and enter into an amendment to this Agreement with the other parties hereto pursuant to Section 8.01 for the purpose of providing such amendments or additional provisions necessary to permit the Transferor to transfer such additional Other Floorplan Assets to the Issuer.

Section 2.08.	Removal of Transferred Receivables in Eligible Accounts.

(a)        Optional Redesignation. Subject to the provisions of Section 2.08(b), on any date, the Transferor has the right to redesignate any Eligible Accounts as Redesignated Accounts and thereby remove from the Trust Assets all Transferred Receivables and all Related Security in connection with such Redesignated Accounts, including all amounts then held by the Issuer or thereafter received by the Issuer in respect of such Transferred Receivables.

(b)        Conditions. Any redesignation of Eligible Accounts as provided in Section 2.08(a) is subject to the satisfaction of the following conditions:

(i)  the Transferor (or the Servicer on its behalf) has, not less than two Business Days and not more than 30 days before the applicable Redesignation Date, delivered to the Owner Trustee, the Indenture Trustee, any Series Enhancers and the Rating Agencies a Redesignation Notice specifying such Redesignation Date on which removal of the Transferred Receivables in one or more Eligible Accounts will occur;

(ii) the Transferor has delivered to the Servicer a written notice directing the Servicer to select as Redesignated Accounts, Eligible Accounts and Other Floorplan Accounts whose Principal Receivables approximately equal the amount of Principal

Receivables specified by the Transferor to be removed from the Trust Assets on the applicable Redesignation Date;

(iii)the Transferor (or the Servicer on its behalf) has, on or before the applicable Redesignation Date, delivered to the Owner Trustee and the Indenture Trustee the applicable Redesignated Account Schedule;

(iv)	the Transferor has represented and warranted that:

(A)      the redesignation of any such Eligible Accounts and Other Floorplan Accounts on the applicable Redesignation Date will not, in the reasonable belief of the Transferor, cause an Amortization Event to occur or cause the Net Adjusted Pool Balance to be less than the Required Pool Balance;

(B)      the Eligible Accounts and Other Floorplan Accounts selected as Redesignated Accounts were not chosen through a selection process that was materially adverse to the interests of the Noteholders, the holders of the Transferor Interest or any Series Enhancers; and

(C)      the Redesignated Account Schedule delivered pursuant to clause (iii) above is true and correct in all material respects as of its date;

(v) the Transferor has, on or before the applicable Redesignation Date, delivered to the Owner Trustee, the Indenture Trustee, any Series Enhancers and the Rating Agencies a Tax Opinion with respect to such redesignation; and

(vi)the Transferor has delivered to the Owner Trustee, the Indenture Trustee and any Series Enhancers an Officer’s Certificate confirming, to the best of such officer’s knowledge, the satisfaction of each of the conditions set forth in clauses (i) through (v) above. Each of the Owner Trustee and the Indenture Trustee may conclusively rely on such Officer’s Certificate and has no duty to make inquiries with regard to the matters set forth therein and will incur no liability in so relying.

On the applicable Redesignation Date with respect to any such Redesignated Account, all the related Transferred Receivables and Related Security, including all amounts then held by the Issuer or thereafter received by the Issuer in respect of such Transferred Receivables, will be deemed removed from the Trust Assets for all purposes. After such Redesignation Date and upon written request of the Servicer, the Owner Trustee will deliver to the Transferor a Reassignment.

(c)        Representations and Warranties. The Transferor hereby represents and warrants on each applicable Redesignation Date as to the matters set forth in Section 2.08(b)(iv). These representations and warranties will survive the removal of the respective Transferred Receivables and the Related Security from the Issuer. Upon discovery by the Transferor, the Servicer, the Owner Trustee, the Indenture Trustee or any Series Enhancers of a

material breach of any of these representations and warranties, the party discovering such breach will give prompt written notice to the other parties and to any Series Enhancers. If any breach of the Transferor’s representations and warranties as to the matters set forth in Section 2.08(b)(iv) has a material adverse effect on the Noteholders’ Collateral in Transferred Receivables transferred to the Issuer by the Transferor, then the provisions of Section 2.03(c) will apply, except that all references therein to representations and warranties refer to the representations and warranties set forth in Section 2.08(b)(iv). Notwithstanding anything herein to the contrary, any material breach of a representation or warranty provided in clause (A) or (B) of Section 2.08(b)(iv) will be deemed cured upon the Transferor’s return to the Issuer of all the related Transferred Receivables and all proceeds thereof relating to the time period from the date of the redesignation that gave rise to such breach, to and including the date of return. Upon any such return, the original redesignation of the related Accounts will be deemed void ab initio and of no effect for all purposes hereunder and under the other Transaction Documents. In the case of any material breach of a representation or warranty provided in clause (A) of Section 2.08(b)(iv), the Transferor may also cure such breach by designating Additional Accounts pursuant to Section 2.06(b), in lieu of or in combination with making a return of the related Transferred Receivables and all proceeds thereof provided in the immediately preceding sentence.

(d)        Notwithstanding anything herein to the contrary, Other Floorplan Accounts in respect of any Interests in Other Floorplan Assets may be redesignated in accordance with the related Other Floorplan Asset Transaction Documents. In connection with any such redesignation of Other Floorplan Accounts, the Transferor will deliver, or cause to be delivered, to the Owner Trustee an amended Other Floorplan Asset Schedule with respect to such Interest in Other Floorplan Assets. In the event that all Other Floorplan Accounts relating to any Interests in Other Floorplan Assets are redesignated pursuant to the related Other Floorplan Asset Transaction Documents, such Interest in Other Floorplan Assets will terminate, and upon the request of the Transferor, the Owner Trustee will deliver such Interest in Other Floorplan Assets to the Transferor.

Section 2.09.	Removal of Transferred Receivables in Ineligible Accounts.

(a)        As of the date on which the Servicer’s records indicate that an Account has become an Ineligible Account, the Transferor will be required to redesignate any such Account as a Redesignated Account in the manner provided in Section 2.09(b) or (c), as the case may be.

(b)        With respect to each Performance Impaired Ineligible Account, the Transferor (or the Servicer on its behalf) will take the following actions and make the following determinations:

(i)  by the Determination Date immediately succeeding the calendar month in which the applicable Redesignation Date for such Account occurs, deliver to the Owner Trustee, the Indenture Trustee, any Series Enhancers and the Rating Agencies a

Redesignation Notice (which may be incorporated into the Distribution Date Statement prepared by the Servicer) specifying such Redesignation Date;

(ii) by the Determination Date immediately succeeding the calendar month in which the applicable Redesignation Date for such Account occurs, deliver to the Owner Trustee and the Indenture Trustee the applicable Redesignated Account Schedule, and represent and warrant that such Redesignated Account Schedule is true and complete in all material respects as of such Redesignation Date (each of the Owner Trustee and the Indenture Trustee being entitled to conclusively rely on such Redesignated Account Schedule and having no duty to make inquiries with regard to the matters set forth therein and incurring no liability in so relying); and

(iii)from and after the applicable Redesignation Date, cease to transfer to the Issuer any and all Transferred Receivables arising in connection with the Redesignated Account; provided, however, that the Transferred Receivables that were transferred to the Issuer before such Redesignation Date may, at the sole option of the Servicer, acting on behalf of the Issuer, (A) remain in the Issuer as Trust Assets or (B) be transferred by the Issuer to the related Transferor together with the related Redesignated Account, but only if the aggregate principal amount of Transferred Receivables so transferred during the 12-month period ending on such Redesignation Date to either Transferor or in respect of any Interests in Other Floorplan Assets does not exceed __% of the average Pool Balance for such 12-month period, in which case such Transferred Receivables will remain in the Issuer as Trust Assets.

All Collections that relate to time periods on or after the applicable Redesignation Date in respect of a Performance Impaired Ineligible Account will be allocated between those Transferred Receivables that remain in the Issuer and those Receivables arising in connection with such Performance Impaired Ineligible Account on or after such Redesignation Date in the manner provided in Section 2.05(ii).

(c)        With respect to each Ineligible Account other than a Performance Impaired Ineligible Account, the Transferor (or the Servicer on its behalf) will take the following actions and make the following determinations:

(i)  by the Determination Date immediately succeeding the calendar month in which the applicable Redesignation Date for such Account occurs, deliver to the Owner Trustee, the Indenture Trustee, any Series Enhancers and the Rating Agencies a Redesignation Notice (which may be incorporated into the Distribution Date Statement prepared by the Servicer) specifying such Redesignation Date; and

(ii) by the Determination Date immediately succeeding the calendar month in which the applicable Redesignation Date for such Account occurs, deliver to the Owner Trustee and the Indenture Trustee the applicable Redesignated Account Schedule, and represent and warrant that such Redesignated Account Schedule is true and complete in all material respects as of such Redesignation Date (each of the Owner Trustee and the Indenture Trustee being entitled to conclusively rely on such Redesignated Account Schedule and having no duty to make inquiries with regard to the matters set forth therein and incurring no liability in so relying).

On the applicable Redesignation Date with respect to any such Redesignated Account, all the related Transferred Receivables, including all amounts then held by the Issuer or thereafter received by the Issuer in respect of such Transferred Receivables, will be deemed removed from the Trust Assets for all purposes. After such Redesignation Date and upon written request of the Servicer, the Owner Trustee will deliver to the Transferor a Reassignment.

Section 2.10.  Transfer of Ineligible Receivables. The Transferor may, at its sole option, transfer to the Issuer on each Transfer Date all or any portion of the Ineligible Receivables arising in connection with any Account; provided, however, that the Transferor will not transfer to the Issuer any Ineligible Receivables that are ineligible due to a failure to satisfy the condition specified in clause (a)(ii) of the definition of “Eligible Receivable”; and provided, further, that (i) on the applicable Transfer Date, such Account is an Eligible Account and (ii) the Incremental Subordinated Amount is adjusted in accordance with the related Indenture Supplement.

Section 2.11.  Exchanges of Certain Receivables. If, at the end of the In-Transit Period with respect to any Receivable described in clause (a) of the definition of “Receivable” (such Receivable, being an “Exchangeable Receivable”), a new Receivable described in clause (d) of the definition of “Receivable” arising under the related Account with respect to the same New Vehicle is transferred to the Issuer by the Transferor in accordance with the terms hereof, then such Exchangeable Receivable will be deemed to have been paid in full and exchanged for such new Receivable on the date the new Receivable is transferred to the Issuer (such date being an “Exchange Date”).

Section 2.12.  Treatment of Prepayments and Advances Made Pursuant to Cash Management Agreements.. With respect to any Account, prepayments made by a Dealer to the Seller under the related Cash Management Agreement will be treated as Principal Collections and, in accordance with the Floorplan Financing Guidelines, the aggregate amount of Principal Receivables financed in connection with such Account will decrease by the amount of such prepayment. Conversely, any advances to such Dealer made by the Seller pursuant to the related Cash Management Agreement will be shown on the Servicer’s records as a supplemental advance to such Dealer and, in accordance with the Floorplan Financing Guidelines, the aggregate amount of Principal Receivables financed in connection with the related Account will increase by the amount of such supplemental advance.

ARTICLE III

ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 3.01.  Acceptance of Appointment and Other Matters Relating to Servicer.

(a)        The Servicer will service, manage, administer and make collections on the Receivables, all in accordance with its customary and usual servicing procedures for servicing dealer floorplan receivables comparable to the Receivables that the Servicer services for its own account or others and in accordance with the applicable Floorplan Financing Guidelines. The Servicer has full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration that it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 6.01, the Servicer is hereby authorized and empowered, unless such power and authority is revoked by the Indenture Trustee upon the occurrence of a Servicer Default pursuant to Section 6.01, to do any of the following:

(i)  to make deposits into the Collection Account and to instruct the Indenture Trustee or the Owner Trustee to make withdrawals and payments from the Collection Account, the Excess Funding Account and any Series Account as set forth in this Agreement, the Indenture or any Indenture Supplement and, in connection therewith, perform all calculations (including any allocations of funds and other amounts) required to be performed by the Servicer as provided in this Agreement, the Indenture or any Indenture Supplement;

(ii) to instruct the Indenture Trustee or the Owner Trustee to take any action required or permitted under any Series Enhancement;

(iii)to execute and deliver, on behalf of the Issuer, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence enforcement proceedings with respect to such Receivables;

(iv)to make any filings, reports, notices, applications, registrations with, and seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Issuer as may be necessary or advisable to comply with any federal or state securities laws or reporting requirement; and

(v) to delegate certain of its servicing, collection, enforcement and administrative duties hereunder with respect to the Accounts and the Receivables to any Person who agrees to conduct such duties in accordance with the applicable Floorplan

Financing Guidelines and this Agreement; provided, however, that the Servicer will notify the Indenture Trustee, the Owner Trustee, the Rating Agencies and any Series Enhancers in writing of any such delegation other than in the ordinary course of its business or to a Person that is not one of the Servicer’s Affiliates; and, provided further, that no delegation will relieve the Servicer of its liability and responsibility with respect to such delegated duties and will not constitute a resignation within the meaning of Section 5.05.

The Indenture Trustee and the Owner Trustee will furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

(b)       If the Transferor is unable for any reason to transfer Receivables to the Issuer in accordance with the provisions of this Agreement then, in any such event, the Servicer agrees (i) to give prompt written notice thereof to the Indenture Trustee, the Owner Trustee, any Series Enhancers and each Rating Agency and (ii) after the occurrence of such event, to allocate Collections received in respect of each related Account in accordance with Section 2.05(ii).

(c)       The Servicer will not, and any Successor Servicer will not, be obligated to use servicing procedures, offices, employees or accounts for servicing the Receivables different from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other floorplan receivables.

(d)       The Servicer will comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the applicable Floorplan Financing Agreements relating to the Accounts and the applicable Floorplan Financing Guidelines, except insofar as any failure to so comply or perform would not materially and adversely affect the rights of the Issuer or the Noteholders and any Series Enhancers. Subject to compliance with all Requirements of Law, the Servicer may change the terms and provisions of any of the Floorplan Financing Agreements or its Floorplan Financing Guidelines in any respect (including the calculation of the amount or the timing of charge offs and the rate of the interest charge assessed thereon), only if:

(i)  as a result of such change, in the reasonable judgment of the Servicer, no Amortization Event will occur at any time and none of the Series Enhancers, if any, or the Noteholders will be adversely affected;

(ii) such change is made applicable to the comparable segment of dealer floorplan accounts owned or serviced by the Servicer that have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change; and

(iii)in the case of a reduction in the rate of such interest charges, the Servicer does not reasonably expect any such reduction to result in the weighted average of the

Reference Rates applicable to the Receivables (net of the applicable rate used to calculate the Servicing Fee) for any Collection Period being less than the sum of (A) the weighted average of the Note Interest Rates and (B) the applicable rate used to calculate the Servicing Fee for the related Interest Period (each such term as defined in the related Indenture Supplement).

For purposes of clause (iii) of the preceding sentence, so long as the Reference Rate is based on the prime rate of one or more banks (which bank or banks may change from time to time), downward fluctuations in the Reference Rate will not be deemed to be a reduction in the rate of such interest charges; provided that a reduction in the margin added to such Reference Rate to determine the interest charge would be a reduction in such interest charge.

(e)        On behalf of the Issuer (to the extent of the Issuer’s interest therein), the Servicer hereby agrees that it holds in trust any document in its possession evidencing or securing a Receivable and necessary for its servicing thereof pursuant to this Agreement. The Servicer acknowledges that it holds any documents relating to the Receivables in its possession as agent and bailee and custodian for the use and benefit of the Indenture Trustee and the Issuer.

Section 3.02.	Servicing Compensation.

(a)       As full compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer is entitled to receive the Servicing Fee on each Distribution Date on or before the Trust Termination Date payable in arrears. The “Servicing Fee” is the aggregate of the Monthly Servicing Fees specified in the Indenture Supplements. The Servicing Fee is payable to the Servicer solely to the extent amounts are available for payment in accordance with the terms of the Indenture Supplements.

(b)       The Servicer will be required to pay all expenses incurred by it in connection with its servicing activities hereunder, including (i) all reasonable fees and disbursements of the Owner Trustee, the Delaware Trustee, the Indenture Trustee, the Administrator and independent accountants, (ii) taxes imposed on the Servicer and (iii) expenses incurred in connection with making distributions and providing reports to the Noteholders and others.

Section 3.03.	Representations, Warranties and Covenants of Servicer.

(a)        Representations and Warranties. Ford Credit, as Servicer, hereby makes, and any Successor Servicer by its appointment hereunder will make, on each Closing Date (and on the date of any such appointment) the following representations, warranties and covenants:

(i)  Organization and Good Standing. It is a corporation or other legal entity duly organized, validly existing and in good standing under the applicable laws of the jurisdiction of its organization and has, in all material respects, full corporate or other power, authority and legal rights to own its properties and conduct its floorplan receivable servicing business as such properties are currently owned and as such business is currently conducted, and to execute, deliver and perform its obligations under this Agreement.

(ii) Due Qualification. It is duly qualified to do business and, where necessary, is in good standing as a foreign corporation or other legal entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction where the servicing of the Receivables as required by this Agreement requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under this Agreement.

(iii)Due Authorization. It has duly authorized by all necessary action on its part, the execution and delivery of this Agreement and the consummation of the transactions provided for or contemplated by this Agreement.

(iv)No Conflict. Its execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to it, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or its properties are bound.

(v) No Violation. Its execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement and its fulfillment of the terms hereof applicable to it will not conflict with or violate any material Requirement of Law applicable to it.

(vi)No Proceedings. There are no proceedings pending or, to the best of its knowledge, no proceedings threatened or investigations pending or threatened against it before or by any Governmental Authority (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect its performance of its obligations under this Agreement or (D) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

(vii)           All Consents Required. All material authorizations, consents, orders, approvals or other actions of any Governmental Authority required to be obtained or effected by the Servicer in connection with its execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to it, have been duly obtained or effected and are in full force and effect.

(viii)          Enforceability. This Agreement constitutes its legal, valid and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(ix)Compliance with Requirements of Law. It will duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the Accounts, will maintain in effect all qualifications required under Requirements of Law in order to service properly the Receivables and the Accounts and will comply in all material respects with all Requirements of Law in connection with servicing the Receivables and the Accounts the failure to comply with which would have a material adverse effect on the interests of the Noteholders, the holders of the Transferor Interest or any Series Enhancers.

(x) No Rescission or Cancellation. It will not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority.

(xi)Protection of Beneficiaries’ Rights. It will take no action, nor omit to take any action, that would impair the rights of the Noteholders, the holders of the Transferor Interest or any Series Enhancers in the Receivables nor will it reschedule, revise or defer payments due on any Receivable except in accordance with the applicable Floorplan Financing Guidelines.

(xii)           Negative Pledge. Except for the Liens permitted by the Transaction Documents, it will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable transferred and assigned to the Issuer, whether now existing or hereafter created, or any interest therein, and it will defend the rights, title and interest of the Issuer in, to and under any Receivable transferred and assigned to the Issuer, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor or the Servicer.

(b)       Notice of Breach. The representations and warranties set forth in Section 3.03(a) survive the transfer and assignment of the Receivables and Related Security to the Issuer. Upon discovery by the Transferor, the Owner Trustee, the Indenture Trustee or the Servicer of a material breach of any of the foregoing representations and warranties, the party discovering such breach will give prompt written notice to the other parties and to any Series Enhancers.

(c)        Purchase upon Breach. If any representation or warranty set forth in clauses (ix) through (xii) of Section 3.03(a) is not true and correct in any material respect as of the date specified therein with respect to any Transferred Receivable and such breach has a material adverse effect on a Transferred Receivable included in the Noteholders’ Collateral, then, within 30 days (or such longer period as may be agreed to by the Indenture Trustee) of the earlier to occur of the discovery of any such breach by the Servicer, or receipt by the Servicer of written notice of any such breach given by the Owner Trustee, the Indenture Trustee, the Transferor or any Series Enhancers, the Servicer will purchase such Transferred Receivable on the Determination Date immediately succeeding the expiration of such 30 day period (or such longer period as may be agreed to by the Indenture Trustee) on the terms and conditions set forth in the next succeeding paragraph; provided, however, that no such purchase will be required to be made if, by the end of such 30 day period (or such longer period as may be agreed to by the Indenture Trustee) the representations and warranties are then true and correct in all material respects and any material adverse effect caused by the breach has been cured.

The Servicer will effect such purchase by depositing into the Collection Account in immediately available funds an amount equal to the Purchase Price of such Transferred Receivable. Any such deposit of such Purchase Price into the Collection Account will be considered Principal Collections and will be applied in accordance with the terms of this Agreement. Upon purchase of any such Transferred Receivable but only after the deposit by the Servicer of the Purchase Price of such Transferred Receivable, the Issuer will automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all the right, title and interest of the Issuer in and to such Transferred Receivable, all Related Security and all monies due or to become due with respect thereto and all proceeds thereof. The Owner Trustee will execute such documents and instruments of transfer or assignment and take such other actions as are reasonably requested by the Servicer to effect the conveyance of such Transferred Receivables pursuant to this Section. The obligation of the Servicer to purchase any such Transferred Receivable and to deposit the Purchase Price of such Transferred Receivable into the Collection Account, constitutes the sole remedy with respect to the event of the type specified in the first sentence of this Section 3.03(c) available to the Noteholders (or the Owner Trustee or the Indenture Trustee on behalf of the Noteholders).

Section 3.04.  Preparation of Distribution Date Statements. On or before each Distribution Date, with respect to each outstanding Series, the Servicer will deliver to any Series Enhancers, the Rating Agencies, the Owner Trustee, the Indenture Trustee and each Noteholder a Distribution Date Statement for such Distribution Date substantially in the form set forth in the related Indenture Supplement.

Section 3.05.  Annual Statement as to Compliance . (a) To the extent required by Regulation AB, the Servicer will deliver to the Owner Trustee, the Indenture Trustee, each

Transferor, each Series Enhancer and each Rating Agency within 90 days after the end of each calendar year, an Officer’s Certificate, dated as of December 31 of the preceding calendar year, signed by a Responsible Person of the Servicer to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or, in the case of the first certificate, since the Closing Date) and of its performance under this Agreement has been made under such Responsible Person’s supervision and (ii) to such Responsible Person’s knowledge, based on such review, the Servicer has fulfilled in all material respects all of its obligations under this Agreement throughout such calendar year (or applicable portion of such calendar year), or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such Responsible Person and the nature and status of such failure. If the Issuer is not required to file periodic reports under the Exchange Act or otherwise required by law to file an Officer’s Certificate of the Servicer as to compliance, such Officer’s Certificate may be delivered on or before April 30 of each calendar year. A copy of such certificate may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

(b)       If directed by the Administrator, the Servicer will prepare, execute and deliver all certificates or other documents required to be delivered by the Issuer pursuant to the Sarbanes-Oxley Act of 2002.

Section 3.06.  Report on Assessment of Compliance with Servicing Criteria and Attestation. (a) The Servicer will:

(i)  deliver to each Transferor, the Owner Trustee, the Indenture Trustee, each Series Enhancer and each Rating Agency, a report, dated as of December 31 of the preceding calendar year, on its assessment of compliance with the minimum servicing criteria during the preceding calendar year, including disclosure of any material instance of non-compliance identified by the Servicer, as required by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB under the Securities Act; and

(ii) cause a firm of registered public accountants that is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver to each Transferor, the Owner Trustee and the Indenture Trustee an attestation report that satisfies the requirements of the Rule 13a-18 or Rule 15d-18 under the Exchange Act and Item 1122 of Regulation AB, as applicable, on the assessment of compliance with servicing criteria with respect to the prior calendar year. Such attestation report will be addressed to the board of directors of the Servicer and to the Issuer, the Owner Trustee, each Transferor and the Indenture Trustee. Such attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. The firm may render other services to the Servicer, each Transferor or Ford Credit, but the firm must indicate in each attestation report that it is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act.

(b)        The reports referred to in this Section 3.06 will be delivered within 90 days after the end of each calendar year unless the Issuer is not required to file periodic reports under the Exchange Act or any other law, in which case the reports may be delivered on or before April 30 of each calendar year, beginning April 30, 20__. A copy of the reports referred to in this Section 3.06 may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

Section 3.07.  Notices to Ford Credit. If Ford Credit is no longer acting as Servicer, any Successor Servicer appointed pursuant to Section 6.02 will deliver or make available to Ford Credit, as the case may be, each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.04, 3.05 and 3.06.

Section 3.08.	Adjustments.

(a)       If the Servicer adjusts downward the amount of any Principal Receivable because of a rebate, refund, credit adjustment or billing error to a Dealer, then, in any such case, the Transferor Amount will be automatically reduced by the amount of the adjustment. If, on any Exchange Date, the new Transferred Receivable transferred to the Issuer is lower than the related Exchangeable Receivable, the Transferor Amount will also be reduced by the amount of the difference. Furthermore, if following any such reduction the Transferor Amount would be less than the Required Transferor Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date following such Determination Date), then the Transferor will pay an amount equal to such deficiency (up to the amount of such adjustment) into the Excess Funding Account on the Business Day on which such adjustment or reduction occurs (each such payment an “Adjustment Payment”).

(b)       If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer will appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received will be deemed not to have been paid.

Section 3.09.  Reports to Securities and Exchange Commission. The Servicer will, on behalf of the Issuer, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. The Transferor will, at the expense of the Servicer, cooperate in any reasonable request of the Servicer in connection with such filings.

ARTICLE IV

OTHER MATTERS RELATING TO TRANSFEROR

Section 4.01.  Liability of Transferor. The Transferor will be liable for all of its obligations, covenants, representations and warranties arising under or related to this Agreement or the other Transaction Documents. Except as provided in the preceding sentence, the Transferor will be liable only to the extent of the obligations specifically undertaken by it in its capacity as Transferor hereunder.

Section 4.02.  Merger or Consolidation of, or Assumption of, Obligations of Transferor.

(a)        The Transferor may not dissolve, liquidate, consolidate with or merge into any other Person or convey, transfer or sell its properties and assets substantially as an entirety to any Person unless:

(i)  the Person (if other than the Transferor) formed by or surviving such consolidation or merger or that acquires by conveyance, transfer or sale the properties and assets of the Transferor substantially as an entirety, as the case may be, will be organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and expressly assumes, by a supplemental agreement executed and delivered to the Owner Trustee and the Indenture Trustee, in form reasonably satisfactory to the Owner Trustee and the Indenture Trustee, the performance of every covenant and obligation of the Transferor hereunder;

(ii) the Person (if other than the Transferor) formed by or surviving such consolidation or merger or that acquires by conveyance, transfer or sale the properties and assets of the Transferor substantially as an entirety, as the case may be, has delivered to the Owner Trustee and the Indenture Trustee (with a copy to each Rating Agency):

(A)      an Officer’s Certificate and an Opinion of Counsel each stating that (1) such consolidation, merger, conveyance, transfer or sale and such supplemental agreement provided in clause (i) above comply with this Section, (2) such supplemental agreement is a valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect or general principles of equity and (3) all conditions precedent herein provided for relating to such transaction have been satisfied; and

(B)	a Tax Opinion; and

(iii)the Rating Agency Condition has been satisfied with respect to such consolidation, merger, conveyance, transfer or sale.

(b)       Except as permitted by Section 2.05(vi), the Transferor’s obligations, rights or any part thereof hereunder will not be assignable nor may any Person succeed to the Transferor’s obligations or rights hereunder except (i) for conveyances, mergers, consolidations, assumptions, sales or transfers in accordance with the provisions of Section 4.02(a) and (ii) for conveyances, mergers, consolidations, assumptions, sales or transfers to other entities (A) that the Transferor and the Servicer determine will not result in an Adverse Effect, (B) that meet the requirements of clause (iii) of the preceding paragraph and (C) for which such purchaser, transferee, pledgee or entity expressly assumes, in a supplemental agreement executed and delivered to the Owner Trustee and the Indenture Trustee in writing, in form satisfactory to the Owner Trustee and the Indenture Trustee, the performance of every covenant and obligation of the Transferor thereby conveyed.

Section 4.03.  Limitation on Liability of Transferor. Subject to Section 4.01, neither the Transferor nor any of its directors, shareholders, members, managers, officers, employees or agents will be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, any other Transferor, any Series Enhancers or any other Person for any action taken or for refraining from the taking of any action in the capacity as a Transferor under this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision does not protect the Transferor or any such Person against any liability that would otherwise be imposed by reason of willful wrongdoing, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Transferor and any of its directors, shareholders, members, managers, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

Section 4.04.	Transferor Indemnification of Issuer and Trustees.

(a)        Notwithstanding Section 4.03 to the contrary, the Transferor will indemnify and hold harmless each of the Issuer, the Owner Trustee, the Delaware Trustee, the Indenture Trustee and any trustees predecessor thereto and their respective directors, officers, employees and agents from and against any and all loss, liability, claim, expense, damage or injury suffered or sustained thereby by reason of (1) any acts or omissions of the Transferor in connection with this Agreement or (2) the acceptance or performance of the trusts and duties contained herein and in the other Transaction Documents to which the Owner Trustee, the Delaware Trustee or the Indenture Trustee, as applicable, is a party; provided, however, that the Transferor will not indemnify the Issuer, the Owner Trustee, the Delaware Trustee or the Indenture Trustee for:

(i)  any such loss, liability, claim, expense, damage or injury arising from the negligence or willful misconduct of the Owner Trustee, the Delaware Trustee or the Indenture Trustee, as applicable;

(ii) any liabilities, cost or expense of the Issuer with respect to any action taken by the Owner Trustee, the Delaware Trustee or the Indenture Trustee, as applicable, at the request of any such Noteholders or Series Enhancers to the extent that the Owner Trustee, the Delaware Trustee or the Indenture Trustee, as applicable, is fully indemnified by such Noteholders or Series Enhancers with respect to such action; or

(iii)with respect to any United States federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Issuer or any Noteholder or Series Enhancer in connection herewith or with the Indenture to any taxing authority.

(b)       Subject to Section 4.01, any indemnification pursuant to this Section will only be payable from (i) the excess of the Transferor’s Interest for any date of determination over the Required Transferor Interest as of such date and (ii) any other assets of the Transferor not pledged to third parties or otherwise encumbered in a manner permitted by the Transferor’s Certificate of Incorporation and will only be made after payment in full of any amounts that the Transferor is obligated to deposit into the Collection Account or the Excess Funding Account pursuant to this Agreement. The Transferor’s obligations under this Section survives the termination of this Agreement or the Issuer or the earlier removal or resignation of the Owner Trustee, the Delaware Trustee or the Indenture Trustee, as applicable.

Section 4.05.  Subsequent Transferors. The Transferor may designate any one of its Affiliates as a transferor of Transferred Receivables and Interests in Other Floorplan Assets to be acquired by the Issuer (each such transferor, a “Subsequent Transferor”) so long as (i) the Subsequent Transferor enters into a transfer and servicing agreement substantially similar to this Agreement and (ii) the designating Transferor directs the Owner Trustee to make the appropriate entries in its books and records to reflect such Subsequent Transferor’s interest in the Transferor Interest; provided, however, that, before any such designation and direction, the Rating Agency Condition and the condition set forth in clause (iv) of Section 3.06(b) of the Trust Agreement have been satisfied.

ARTICLE V

OTHER MATTERS RELATING TO SERVICER

Section 5.01.  Liability of Servicer. The Servicer will be liable under this Article V only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer and as otherwise provided in Section 5.04.

Section 5.02.  Merger or Consolidation of, or Assumption of, Obligations of Servicer. The Servicer may not dissolve, liquidate, consolidate with or merge into any other Person or convey, transfer or sell its properties and assets substantially as an entirety to any Person unless:

(i)  the Person (if other than the Servicer) formed by or surviving such consolidation or merger or that acquires by conveyance, transfer or sale the properties and assets of the Servicer substantially as an entirety, as the case may be, will be organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and expressly assumes, by a supplemental agreement executed and delivered to the Owner Trustee and the Indenture Trustee, in form reasonably satisfactory to the Owner Trustee and the Indenture Trustee, the performance of every covenant and obligation of the Servicer hereunder;

(ii) the Person (if other than the Servicer) formed by or surviving such consolidation or merger or that acquires by conveyance, transfer or sale the properties and assets of the Servicer substantially as an entirety, as the case may be, has delivered to the Owner Trustee and the Indenture Trustee (with a copy to each Rating Agency):

(A)      an Officer’s Certificate and an Opinion of Counsel each stating that (1) such consolidation, merger, conveyance, transfer or sale and such supplemental agreement provided in clause (i) above comply with this Section, (2) such supplemental agreement is a valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect or general principles of equity and (3) all conditions precedent herein provided for relating to such transaction have been satisfied; and

(B)      an Officer’s Certificate stating that such Person is an Eligible Servicer; and

(iii)the Servicer has given the Rating Agencies notice of such consolidation, merger, conveyance, transfer or sale of assets.

Section 5.03.  Limitation on Liability of Servicer and Others. Subject to Section 5.01, neither the Servicer nor any of its directors, shareholders, officers, employees or agents will be under any liability to the Issuer, the Owner Trustee, the Delaware Trustee, the Indenture Trustee, the Noteholders, any Series Enhancers or any other Person for any action taken or for refraining from the taking of any action in the capacity as Servicer under this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision does not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful wrongdoing, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any of its directors, shareholders, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities hereunder and that in its reasonable opinion may involve it in any expense or liability.

Section 5.04.	Servicer Indemnification of Issuer and Trustees.

(a)        Notwithstanding Section 5.03 to the contrary, the Servicer will indemnify and hold harmless each of the Issuer, the Owner Trustee, the Delaware Trustee, the Indenture Trustee and any trustees predecessor thereto and their respective directors, officers, employees and agents from and against any and all loss, liability, claim, expense, damage or injury suffered or sustained thereby by reason of (1) any acts or omissions of the Servicer in connection with this Agreement or (2) the acceptance or performance of the trusts and duties contained herein and in the other Transaction Documents to which the Owner Trustee, the Delaware Trustee or the Indenture Trustee, as applicable, is a party; provided, however, that the Servicer will not indemnify the Issuer, the Owner Trustee, the Delaware Trustee or the Indenture Trustee for:

(i)  any such loss, liability, claim, expense, damage or injury arising from the negligence or willful misconduct of the Owner Trustee, the Delaware Trustee or the Indenture Trustee, as applicable;

(ii) any liabilities, cost or expense of the Issuer with respect to any action taken by the Owner Trustee, the Delaware Trustee or the Indenture Trustee, as applicable, at the request of any such Noteholders or Series Enhancers to the extent that the Owner Trustee, the Delaware Trustee or the Indenture Trustee, as applicable, is fully indemnified by such Noteholders or Series Enhancers with respect to such action; or

(iii)with respect to any United States federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Issuer or any Noteholder or Series Enhancer in connection herewith or with the Indenture to any taxing authority.

(b)        Any indemnification pursuant to this Section will not be payable from the Trust Assets. The Servicer’s obligations under this Section survives the termination of this Agreement or the Issuer or the earlier removal or resignation of the Owner Trustee, the Delaware Trustee or the Indenture Trustee, as applicable.

Section 5.05.  Resignation of Servicer. The Servicer may not resign from the obligations and duties hereby imposed on it, except:

(i)  upon determination that (A) the performance of its duties hereunder is no longer permissible under applicable law and (B) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under applicable law; or

(ii) upon the assumption of such obligations and duties by a successor Servicer in compliance with the requirements set forth in Section 5.02.

Any determination permitting the resignation of the Servicer must be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee. No resignation pursuant to clause (i) above will become effective until the Indenture Trustee or a Successor Servicer has assumed the responsibilities and obligations of the Servicer in accordance with Section 6.02. Notwithstanding the foregoing, the Indenture Trustee may petition a court of competent jurisdiction to appoint any Person qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Indenture Trustee will give prompt notice to each Rating Agency and each Series Enhancer upon the appointment of a Successor Servicer. Notwithstanding anything herein to the contrary, in no event will the Indenture Trustee be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any Person to act as Successor Servicer under this Agreement and the transactions contemplated hereby.

Section 5.06.  Access to Certain Documentation and Information Regarding Transferred Receivables. The Servicer will provide to the Owner Trustee and the Indenture Trustee access to the documentation regarding the Accounts and the related Transferred Receivables in such cases where the Owner Trustee or the Indenture Trustee, as applicable, is required in connection with the enforcement of the rights of the Noteholders, or by applicable statutes or regulations to review such documentation. The Servicer will provide such access without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer’s normal security and confidentiality procedures and (iv) at offices designated by the Servicer. Nothing in this Section limits or modifies the obligation of the Transferor, the Owner Trustee, the Indenture Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Dealers and the failure of the Servicer to provide access as provided in this Section as a result of such law will not constitute a breach of this Section.

Section 5.07.  Examination of Records. The Transferor and the Servicer will indicate generally in its computer files or other records that the Transferred Receivables arising in connection with the Accounts and the Interests in Other Floorplan Assets have been transferred to the Issuer pursuant to this Agreement for the benefit of the Noteholders and any Series Enhancers. Each Transferor and the Servicer will, before the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Transferred Receivable.

ARTICLE VI

SERVICER DEFAULTS

Section 6.01.	Servicer Defaults.

(a)       If any of the following events (a “Servicer Default”) occurs and is continuing with respect to the Servicer:

(i)  any failure by the Servicer to make any payment, transfer or deposit or to give instructions or to give notice to the Indenture Trustee to make such payment, transfer or deposit on or before the date occurring five Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement, the Indenture or any Indenture Supplement;

(ii) failure on the part of the Servicer duly to observe or perform in any material respect any other of its covenants or agreements set forth in this Agreement that has an Adverse Effect and continues unremedied for a period of 60 days after the date on which notice of such failure, requiring the same to be remedied, has been given to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Holders of Notes evidencing not less than 10% of the aggregate unpaid principal amount of all Notes (or, with respect to any such failure that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Series to which such failure relates); or the Servicer delegates or assigns its duties under this Agreement, except as permitted by Sections 3.01(a), 5.02 and 6.02;

(iii)any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement proves to have been incorrect when made and such error has an Adverse Effect on the rights of the Noteholders of any Series (which determination will be made without regard to whether funds are then available pursuant to any Series Enhancement) and such Adverse Effect continues for a period of 60 days after the date on which notice thereof, requiring the same to be remedied, has been given to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by the Holders of Notes evidencing not less than 10% of the aggregate unpaid principal amount of all Notes (or, with respect to any such representation, warranty or certification that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Series to which such representation, warranty or certification relates); or

(iv)the Servicer consents to the appointment of a bankruptcy trustee or conservator or receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or the winding-up or liquidation of its affairs, is entered against the Servicer and such decree or order remains in force undischarged or unstayed for a period of 60 days; or the Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes any assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

then, in the event of any Servicer Default, so long as the Servicer Default has not been remedied, either the Indenture Trustee or the Holders of Notes evidencing more than 50% of the aggregate unpaid principal amount of all Notes, by notice then given to the Servicer and the Owner Trustee (and to the Indenture Trustee if given by the Noteholders) (a “Termination Notice”), may terminate all but not less than all the rights and obligations of the Servicer as Servicer under this Agreement; provided, however, that if within 60 days of receipt of a Termination Notice the Indenture Trustee does not receive any bids from Eligible Servicers in accordance with Section 6.02(c) to act as a Successor Servicer and receives an Officer’s Certificate of the Servicer to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, the Indenture Trustee will grant a right of first refusal to the Transferor permitting the Transferor at its option to acquire the Noteholders’ Collateral serviced by the Servicer on the Distribution Date in the next calendar month. The price for the Noteholders’ Collateral will be equal to the sum of the Reassignment Amounts with respect to each outstanding Series in the related Indenture Supplement. The Transferor will notify the Indenture Trustee prior to the Record Date (as defined in the Indenture) for the Distribution Date of the acquisition if it is exercising such right of first refusal. If the Transferor exercises such right of first refusal, the Transferor will deposit the price into the Collection Account no later than 1:00 p.m., New York City time, on such Distribution Date in immediately available funds. The price will be allocated and distributed to the Noteholders on such Distribution Date in accordance with the Indenture and each Indenture Supplement in payment of their Notes and will result in a corresponding increase in the Transferor Interest.

(b)       After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer is appointed by the Indenture Trustee pursuant to Section 6.02, all authority and power of the Servicer under this Agreement will pass to and be vested in the Successor Servicer (a “Servicing Transfer”); and, without limitation, the Indenture Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Servicing Transfer. The Servicer agrees to cooperate with the Indenture Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections that are held by the Servicer for deposit on the date of transfer, or that have been deposited by the Servicer, in the Collection Account, or that thereafter are received with respect to the Receivables, and in assisting the Successor Servicer. The Servicer will within 20 Business Days transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and will promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer reasonably requests. To the extent that compliance with this Section requires the Servicer to disclose to the Successor Servicer information of any kind which the Servicer deems to be confidential, the Successor Servicer will enter into such customary licensing and confidentiality agreements as the Servicer deems reasonably necessary to protect its interests.

(c)       Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (i) of Section 6.01(a) for a period of ten Business Days after the applicable grace period or under clause (ii) or (iii) of Section 6.01(a) for a period of 60 Business Days after the applicable grace period, will not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or a public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes outside the reasonable control of the Servicer. The preceding sentence will not relieve the Servicer from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer will provide the Indenture Trustee, the Owner Trustee, the Transferor and any Series Enhancer with an Officer’s Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

Section 6.02.	Indenture Trustee to Act; Appointment of Successor.

(a)        On and after the receipt by the Servicer of a Termination Notice pursuant to Section 6.01(a), the Servicer will continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Indenture Trustee or until a date mutually agreed upon by the Servicer and the Indenture Trustee. The Indenture Trustee will as promptly as practicable after the giving of a Termination Notice appoint an Eligible Servicer as a successor servicer (the “Successor Servicer”), and such Successor Servicer will accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. If a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action will automatically be appointed the Successor Servicer. The Indenture Trustee, as Servicer, may delegate any of its servicing obligations to an Affiliate or agent in accordance with Section 3.01(a). At any time following the appointment of the Indenture Trustee as Successor Servicer, the Indenture Trustee may appoint an Eligible Servicer to replace it as Successor Servicer (and not as its agent) and upon the appointment of, and acceptance by, such Eligible Servicer, the Indenture Trustee will be relieved of all its duties as Successor Servicer. Notwithstanding the foregoing, the Indenture Trustee will, if it is legally unable so to act, petition at the expense of the Servicer a court of competent jurisdiction to appoint any Person qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Indenture Trustee will give prompt notice to each Rating Agency and each Series Enhancer upon the appointment of a Successor Servicer. Notwithstanding anything herein to the contrary, in no event will the

Indenture Trustee be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any Person to act as Successor Servicer under this Agreement and the transactions contemplated hereby.

(b)       Upon its appointment, the Successor Servicer will be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and will be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer will be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of any Series Enhancement Agreement.

(c)        In connection with any Termination Notice, the Indenture Trustee will review any bids it obtains from Eligible Servicers and may appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the aggregate Servicing Fees for all Series plus the sum of the amounts with respect to each Series and with respect to each Distribution Date equal to any Interest Collections allocable to the Noteholders of such Series which are payable to the Owner Trustee for distribution to the holders of the Transferor Interest in accordance with the Trust Agreement after payment of all amounts owing to the Noteholders of such Series with respect to such Distribution Date or required to be deposited in the applicable Series Accounts with respect to such Distribution Date and any amounts required to be paid to any Series Enhancer for such Series with respect to such Distribution Date pursuant to the terms of any Series Enhancement Agreement; provided, however, that the holders of the Transferor Interest will be responsible for payment of the Transferor’s portion of such aggregate Servicing Fees and all other such amounts in excess of such aggregate Servicing Fees. Each holder of the Transferor Interest agrees that, if Ford Credit (or any Successor Servicer) is terminated as Servicer hereunder, the portion of the Interest Collections that the Transferor is entitled to receive pursuant to this Agreement, the Indenture or any Indenture Supplement will be reduced by an amount sufficient to pay the Transferor’s share of the compensation of the Successor Servicer.

(d)       All authority and power granted to the Successor Servicer under this Agreement will automatically cease and terminate upon termination of the Issuer pursuant to Section 8.01 of the Trust Agreement, and will pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing of the Receivables. The Successor Servicer will transfer its electronic records relating to the Receivables to Ford Credit or its designee in such electronic form as it may reasonably request and will transfer all other records, correspondence and documents to it in the manner and at such times as it may reasonably request. To the extent that compliance with this Section requires the Successor Servicer to disclose to Ford Credit information of any kind which the Successor Servicer deems to be confidential, Ford Credit will enter into such customary licensing and confidentiality agreements as the Successor Servicer may deem necessary to protect its interests.

Section 6.03.  Notification to Noteholders. Within five Business Days after the Servicer becomes aware of any Servicer Default, the Servicer will give notice thereof to the Owner Trustee, the Indenture Trustee, each Rating Agency and each Series Enhancer and the Indenture Trustee will give notice to the Noteholders. Upon any termination or appointment of a Successor Servicer pursuant to this Article VI, the Indenture Trustee will give prompt notice thereof to the Noteholders.

ARTICLE VII

TERMINATION

Section 7.01.  Termination of Agreement. This Agreement and the respective obligations and responsibilities of the Servicer and the Transferor under this Agreement will terminate, except with respect to the duties described in Sections 4.04 and 5.04, on the Trust Termination Date.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01.	Amendment; Waiver of Past Defaults.

(a)        This Agreement may be amended from time to time by the Servicer, the Transferor and the Owner Trustee, by a written instrument signed by each of them, without the consent of the Indenture Trustee or any of the Noteholders; provided that:

(i)  the Transferor has delivered to the Indenture Trustee and the Owner Trustee an Officer’s Certificate, dated the date of any such amendment, stating that the Transferor reasonably believes that such amendment will not have an Adverse Effect; and

(ii) the Rating Agency Condition has been satisfied with respect to any such amendment;

provided, however, that the Transferor may amend the definition of “Designated Jurisdictions” without the prior consent of the Noteholders or any Series Enhancers, subject to the satisfaction of the conditions set forth in the definition thereof; and provided, further, that the Servicer, the Transferor and the Owner Trustee, may enter into one or more amendments, without the consent of the Indenture Trustee or the Holders of any Notes or prior notice to the Rating Agencies in order (A) to cure any ambiguity, to correct or supplement any provision herein or in any amendment hereto that may be inconsistent with any other provision herein or in any amendment hereto or (B) to make any other provisions with respect to matters or questions arising under this Agreement or in any amendment hereto so long as a final amendment to this Agreement signed by the parties hereto is delivered to each Rating Agency within ten days of its execution and the Transferor has delivered to each Rating Agency an Officer’s Certificate, dated the date of any such amendment, stating that the Transferor reasonably believes that such amendment will not have an Adverse Effect.

Additionally, notwithstanding the preceding sentence, this Agreement may be amended by the Servicer and the Owner Trustee at the direction of the Transferor without the consent of the Indenture Trustee or any of the Noteholders or Series Enhancers to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Issuer to avoid the imposition of state or local income or franchise taxes imposed on the Issuer’s property or its income; provided, however, that (A) the Transferor delivers to the Indenture Trustee and the Owner Trustee an Officer’s Certificate to the effect that the proposed amendments meet the requirements set forth in this Section 8.01(a), (B) the Rating Agency Condition has been satisfied with respect to such amendment and (C) such amendment does not affect the rights, duties or obligations of the Indenture Trustee or the Owner Trustee hereunder.

(b)       This Agreement may also be amended from time to time by the Servicer, the Transferor and the Owner Trustee, with the consent of the Holders of Notes evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Notes of all adversely affected Series and without the requirement that the Rating Agency Condition be satisfied or that the Transferor deliver an Officer’s Certificate provided in Section 8.01(a) stating that there is no Adverse Effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment may:

(i)  reduce in any manner the amount of or delay the timing of any distributions (changes in Amortization Events that decrease the likelihood of the occurrence thereof will not be considered delays in the timing of distributions for purposes of this clause) to be made to Noteholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each affected Noteholder;

(ii) change the definition of or the manner of calculating the interest of any Noteholder in the Trust Assets without the consent of each affected Noteholder; or

(iii)reduce the aforesaid percentage required to consent to any such amendment without the consent of each affected Noteholder.

Any amendment to be effected pursuant to this Section 8.01(b) will be deemed to adversely affect all outstanding Series, other than any Series with respect to which such action will not, as evidenced by an Opinion of Counsel for the Transferor, addressed and delivered to the Owner

Trustee and the Indenture Trustee, adversely affect the interests of any Noteholder of such Series.

(c)       Promptly after the execution of any amendment or consent pursuant to Section 8.01(a), the Owner Trustee will notify the Indenture Trustee and each Noteholder, and the Servicer will notify each Series Enhancer, of the substance of such amendment. Prior to the execution of any amendment or consent (other than an amendment pursuant to Section 8.01(a)), the Servicer will provide written notice to each Rating Agency of the substance of such proposed amendment.

(d)       If Noteholders are required to consent to any proposed amendments pursuant to this Section, such Noteholders need not consent to or approve the particular form of such amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders is subject to such reasonable requirements as the Indenture Trustee prescribes.

(e)       Notwithstanding anything in this Section to the contrary, no amendment may be made to this Agreement that would adversely affect in any material respect the interests of any Series Enhancer, the Indenture Trustee or the Delaware Trustee without the consent of such Series Enhancer, the Indenture Trustee or the Delaware Trustee, as the case may be.

(f)        Any Indenture Supplement executed in accordance with the provisions of Article X of the Indenture will not be considered an amendment of this Agreement for the purposes of this Section. Any Assignment or any Reassignment executed in accordance with the provisions of Article II of this Agreement will not be considered an amendment of this Agreement for the purposes of this Section.

(g)       The Holders of Notes evidencing more than 66 2/3% of the aggregate unpaid principal amount of the Notes of each Series or, with respect to any Series with two or more Classes, of each Class (or, with respect to any default that does not relate to all Series, 66 2/3% of the aggregate unpaid principal amount of the Notes of each Series to which such default relates or, with respect to any such Series with two or more Classes, of each Class) may, on behalf of all affected Noteholders, waive any default by the Transferor or the Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to the Noteholders or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default will cease to exist, and any default arising therefrom will be deemed to have been remedied for every purpose of this Agreement. No such waiver will extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. Prior to the effectiveness of any such waiver by the relevant Noteholders of a past default, the Servicer will provide written notice to each Rating Agency of the default and the waiver sought from the relevant Noteholders with respect thereto.

(h)       The Owner Trustee may, but is not obligated to, enter into any such amendment which affects the Owner Trustee’s rights, duties or immunities under this Agreement or otherwise. In connection with the execution of any amendment hereunder, the Owner Trustee is entitled to receive the Opinion of Counsel described in Section 8.02(d)(i).

Section 8.02.	Protection of Right, Title and Interest to Trust Assets.

(a)        The Servicer will cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Indenture Trustee’s and the Owner Trustee’s right, title, and interest in and to the Trust Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law to preserve and protect the right, title and interest of the Noteholders and the Indenture Trustee and the Owner Trustee hereunder to all property comprising the Trust Assets. The Servicer will deliver to the Indenture Trustee file stamped copies or other evidence of any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor will cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section.

(b)       Within 30 days after the Transferor or the Servicer makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with Section 2.01(c) or 8.02(a) seriously misleading within the meaning of Section 9-506 of the UCC, the Transferor or the Servicer, as applicable, will give the Owner Trustee notice of any such change and will file such financing statements or amendments as may be necessary to continue the perfection of the Issuer’s security interest in the Transferred Receivables, the Interests in Other Floorplan Assets and the proceeds thereof.

(c)        The Transferor and the Servicer will give the Owner Trustee and the Indenture Trustee prompt written notice of any relocation of any office from which it services Transferred Receivables or keeps records concerning the Transferred Receivables or Interests in Other Floorplan Assets or of its jurisdiction of organization and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and will file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Issuer’s security interest in the Transferred Receivables, the Interests in Other Floorplan Assets and the proceeds thereof. The Transferor and the Servicer will at all times maintain each office from which it services Receivables and its jurisdiction of organization within the United States of America.

(d)        The Servicer will deliver to the Owner Trustee, the Indenture Trustee and any Series Enhancer the following: (i) upon the execution and delivery of each amendment to this Agreement or any Indenture Supplement, an Opinion of Counsel to the effect specified in Exhibit B; and (ii) on each Addition Date on which any Additional Accounts are to be designated as the Accounts pursuant to the terms hereof, an Opinion of Counsel substantially in the form of Exhibit C.

Section 8.03.  Tax Treatment. Unless otherwise specified in the Indenture or an Indenture Supplement with respect to a particular Series, the Transferor has entered into this Agreement, and the Notes will be issued, with the intention that, for United States federal, state and local income and franchise tax purposes, (i) the Notes of each Series that are characterized as indebtedness at the time of their issuance will qualify as indebtedness secured by the Collateral and (ii) the Issuer will not be treated as an association or publicly traded partnership taxable as a corporation. The Transferor, by entering into this Agreement, and each Noteholder, by the acceptance of any such Note (and each Note Owner, by its acceptance of an interest in the applicable Note), agree to treat such Notes for United States federal, state and local income and franchise tax purposes as indebtedness of the Transferor. Each Holder of such Note agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section. The parties hereto agree that they will not cause or permit the making, as applicable, of any election under Treasury Regulation Section 301.7701-3 whereby the Issuer or any portion thereof would be treated as a corporation for federal income tax purposes and, except as required by Section 6.13 of the Indenture, will not file tax returns for the Issuer but will treat the Issuer as a security device for such purposes. The provisions of this Agreement are to be construed in furtherance of the foregoing intended tax treatment.

Section 8.04.  No Petition. Each of the Servicer, Ford Credit (if it is no longer the Servicer) and the Owner Trustee, by entering into this Agreement, each Noteholder, by accepting a Note, each holder of an interest in the Transferor Interest, by accepting such interest, and each of the Delaware Trustee, the Indenture Trustee and the Series Enhancers, by accepting the benefits of this Agreement, hereby covenants and agrees that it will not at any time institute against the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

Section 8.05.  Governing Law. THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, without REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER ARE TO BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.06.  Notices. All notices, demands, instructions and other communications required or permitted under this Agreement must be in writing and will be deemed to have been duly given if personally delivered or sent by first class or express mail (postage prepaid), national overnight courier service or by facsimile transmission or other electronic communication device capable of transmitting or creating a written record and followed by first class mail. Unless otherwise specified in a notice sent in accordance with the provisions of this Section, notices, demands, instructions and other communications in writing will be given to the respective parties at their respective addresses as follows: (i) in the case of the Transferor, [Ford Credit Floorplan Corporation]/[Ford Credit Floorplan LLC], c/o Ford Motor Credit Company LLC, c/o Ford Motor Company, World Headquarters, Suite 801-C1, One American Road, Dearborn, Michigan 48126, Attention: Ford Credit SPE Management Office (facsimile no. 313-390-4133), with a copy to: Ford Motor Credit Company LLC, FMCC Building, Suite 2411, One American Road, Dearborn, Michigan 48126, Attention: Corporate Secretary (facsimile no. 313-248-7613), (ii) in the case of the Servicer, Ford Motor Credit Company LLC, c/o Ford Motor Company, World Headquarters, Suite 801-C1, One American Road, Dearborn, Michigan 48126, Attention: Securitization Operations Supervisor (facsimile no. 313-390-4133), with a copy to: Ford Motor Credit Company LLC, FMCC Building, Suite 2411, One American Road, Dearborn, Michigan 48126, Attention: Corporate Secretary (facsimile no. 313-248-7613), (iii) in the case of the Issuer or the Owner Trustee, [Address], Attention: Corporate Trust Administration (facsimile no. ___-___-____), (iv) in the case of the Delaware Trustee, [Address], Attention: Corporate Trust Administration (facsimile no. ___-___-____) and (v) in the case of the Indenture Trustee, at its Corporate Trust Office as specified in the Indenture; or, as to each party, at such other address as may be designated by such party in a written notice to each other party. All notices are effective on receipt.

Section 8.07.  Severability of Provisions. If one or more of the covenants, agreements, provisions or terms of this Agreement is for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and will in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 8.08.  Further Assurances. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Owner Trustee or the Indenture Trustee in order to effect more fully the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Transferred Receivables and the Interests in Other Floorplan Assets for filing under the UCC.

Section 8.09.  No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Owner Trustee, the Indenture Trustee or the Noteholders, any right, remedy, power or privilege under this Agreement will operate as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 8.10.  Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which will be an original, but all of which together will constitute one and the same instrument.

Section 8.11.  Third Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Owner Trustee, the Delaware Trustee, the

Indenture Trustee, the Noteholders, the holders of the Transferor Interest, any Series Enhancers and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

Section 8.12.  Rule 144A Information. For so long as any of the Notes of any Series or Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act of 1933, as amended, each of the Transferor, the Owner Trustee, the Servicer and any Series Enhancers agree to cooperate with one another to provide to any Noteholders of such Series or Class and to any prospective purchaser of Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act of 1933, as amended.

Section 8.13.  Action by Owner Trustee, Delaware Trustee or Indenture Trustee. Upon any application or request by the Transferor or the Servicer to the Owner Trustee, the Delaware Trustee or the Indenture Trustee to take any action under any provision under this Agreement, the Transferor or the Servicer, as the case may be, will furnish to the Owner Trustee, the Delaware Trustee or the Indenture Trustee, as the case may be, an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with. The Owner Trustee, the Delaware Trustee or the Indenture Trustee, as the case may be, is entitled to conclusively rely on such Officer’s Certificate or Opinion of Counsel as authority for any action undertaken in connection therewith.

Section 8.14.  Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

Section 8.15.  Headings. The headings herein are for purposes of reference only and are not intended to otherwise affect the meaning or interpretation or any provision of this Agreement.

Section 8.16.  Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this instrument has been signed on behalf of the Issuer by [Owner Trustee] not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event will [Owner Trustee] in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse may be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee is subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Transferor, the Issuer and the Servicer have caused this Transfer and Servicing Agreement to be duly executed by their respective duly authorized officers, all as of the day and year first above written.

[FORD CREDIT FLOORPLAN CORPORATION]/[FORD CREDIT FLOORPLAN LLC],

as Transferor

By: _____________________________________

       Name:

       Title:

FORD CREDIT FLOORPLAN MASTER OWNER TRUST __,

as Issuer

By: [OWNER TRUSTEE], not in its individual capacity, but solely as Owner Trustee

By: _____________________________________

       Name:

       Title:

FORD MOTOR CREDIT COMPANY LLC,

as Servicer

By: _____________________________________

       Name:

       Title:

[Signature Page to Transfer & Servicing Agreement]

Schedule 1

ACCOUNT SCHEDULE

[TO BE DELIVERED AT CLOSING]

Exhibit A

FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

OR INTERESTS IN OTHER FLOORPLAN ASSETS

(As required by Section 2.06

of Transfer and Servicing Agreement)

This ASSIGNMENT NO. ___ OF RECEIVABLES IN [ADDITIONAL ACCOUNTS] [INTERESTS IN OTHER FLOORPLAN ASSETS], dated as of _________, 20__, is by and among [FORD CREDIT FLOORPLAN CORPORATION]/[FORD CREDIT FLOORPLAN LLC], as Transferor, FORD MOTOR CREDIT COMPANY LLC, as Servicer, and FORD CREDIT FLOORPLAN MASTER OWNER TRUST __, as Issuer, pursuant to the Transfer and Servicing Agreement referred to below.

RECITALS

A.        The Transferor, the Servicer and the Issuer are parties to a Transfer and Servicing Agreement, dated as of ________, 20__(as the same may be further amended, supplemented or otherwise modified from time to time, the “Transfer and Servicing Agreement”).

B.        Pursuant to the Transfer and Servicing Agreement, the Transferor wishes to [designate Additional Accounts as Accounts and to transfer certain Transferred Receivables and Related Security arising in connection with such Additional Accounts, whether now existing or hereafter created,] [transfer Interests in Other Floorplan Assets to the Issuer,] to be further pledged to the Indenture Trustee.

C.        The Issuer is willing to accept such designation and transfer subject to the terms and conditions hereof.

The Transferor, the Servicer and the Issuer hereby agree as follows:

STATEMENT OF AGREEMENT

1.         Defined Terms. All capitalized terms used herein have the meanings ascribed to them in the Transfer and Servicing Agreement unless otherwise defined herein. The term “Addition Date” means, with respect to the [Additional Accounts designated] [Interests in Other Floorplan Assets sold] hereby, __________, 20__. The term “Additional Cut-Off Date” means, with respect to the [Additional Accounts designated] [Interests in Other Floorplan Assets sold] hereby, __________, 20__. The term “Eligible Receivable Origination Cut-Off Date” means, with respect to the [Additional Accounts designated] [Interests in Other Floorplan Assets sold] hereby, __________, 20__.

2.         [Designation of Additional Accounts] [Addition of Other Floorplan Assets]. The Transferor hereby delivers herewith an updated [Account Schedule] [Other

Floorplan Asset Schedule] reflecting such [Additional Accounts] [Other Floorplan Accounts] along with the [Additional Account Schedule] [Other Floorplan Asset Schedule] specifying for each such [Additional Account] [Other Floorplan Account], as of the Additional Cut-Off Date, its account number and the aggregate amount of its Principal Receivables.

3.         Transfer of [Transferred Receivables] [Interests in Other Floorplan Assets]. The Transferor does hereby transfer, assign, set over and otherwise convey, without recourse (except as expressly provided in the Transfer and Servicing Agreement), to the Issuer, on the Addition Date all of its right, title and interest in, to and under the [Transferred Receivables arising in connection with such Additional Accounts and all Related Security with respect thereto owned by the Transferor and existing at the close of business on the applicable Additional Cut-Off Date, and thereafter created from time to time] [Interests in Other Floorplan Assets], and all monies due or to become due and all amounts received with respect thereto and all proceeds (including “proceeds,” as defined in the UCC) and Recoveries thereof. The foregoing transfer, assignment, set over and conveyance does not constitute and is not intended to result in the creation, or an assumption by the Issuer, of any obligation of the Servicer, the Transferor, Ford or any other Person in connection with the [Accounts or such Transferred Receivables] [the Participated Accounts or Participated Receivables], or under any agreement or instrument relating thereto, including any obligation to any Dealers or Ford.

In connection with such transfer, the Transferor agrees to record and file, at its own expense, a financing statement on form UCC-1 (and continuation statements when applicable) with respect to [the related Transferred Receivables now existing and hereafter created for the sale, for UCC purposes, of “tangible chattel paper,” “payment intangibles,” “general intangibles” or “accounts”] [Interests in Other Floorplan Assets for the sale of “tangible chattel paper,” “payment intangibles,” “general intangibles” or “accounts”] (each as defined in the UCC) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the transfer and assignment, for UCC purposes, of the [related Transferred Receivables and the Related Security] [Interests in Other Floorplan Assets] to the Issuer, and to deliver a file stamped copy of such financing statements or other evidence of such filing to the Issuer on or before the Addition Date. The Issuer is under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such transfer.

In connection with such transfer, the Transferor further agrees, at its own expense, on or before the Addition Date, to indicate in its computer files that the [Transferred Receivables and the Related Security] [Interests in Other Floorplan Assets]: (A) have been transferred or assigned to the Issuer pursuant to this Assignment and then (B) pledged by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders and any Series Enhancers.

4.         Acceptance by Issuer. Subject to the satisfaction of the conditions set forth in Section 2.06(d) of the Transfer and Servicing Agreement, the Issuer hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, transferred to the Issuer pursuant to Section 3 of this Assignment. The Issuer further acknowledges that, before or simultaneously with the execution and delivery of this Assignment, the Transferor delivered to the Issuer the updated [Account Schedule and the Additional Account Schedule] [Other Floorplan Asset Schedule], described in Section 2 of this Assignment.

5.         Representations and Warranties of Transferor. The Transferor hereby represents and warrants to the Issuer, on behalf of the Issuer, as of the date of this Assignment and as of the Addition Date that:

(i)        Organization and Good Standing. The Transferor is a [corporation]/[limited liability company] duly formed and validly existing and in good standing under the laws of the jurisdiction of its organization and has, in all material respects, full power, authority and legal right to own its properties and conduct its business as such properties are currently owned and such business is currently conducted, and to execute, deliver and perform its obligations under this Assignment.

(ii)       Due Qualification. The Transferor is duly qualified to do business and, where necessary, is in good standing as a foreign [corporation]/[limited liability company] (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction where the conduct of its business requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under this Assignment.

(iii)      Due Authorization. The Transferor has duly authorized by all necessary action on its part, the execution and delivery of this Assignment and the consummation by the Transferor of the transactions provided for or contemplated by this Assignment.

(iv)      No Conflict. The Transferor’s execution and delivery of this Assignment, its performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to it, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or its properties are bound.

(v)       No Violation. The Transferor’s execution and delivery of this Assignment, its performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to it, will not conflict with or violate any material Requirements of Law applicable to it.

(vi)      No Proceedings. There are no proceedings pending or, to the best of its knowledge, no proceedings threatened or investigations pending or threatened against the Transferor before or by any Governmental Authority (A) asserting the invalidity of this Assignment, (B) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (C) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect its performance of its obligations under this Assignment, (D) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment or (E) seeking to affect adversely the income tax characterization of the Issuer under the United States federal or any other applicable state or local jurisdiction’s income, single business or franchise tax systems.

(vii)     All Consents Required. All material authorizations, consents, orders, approvals or other actions of any Governmental Authority required to be obtained or effected by the Transferor in connection with its execution and delivery of this Assignment, its performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof and thereof applicable to it, have been duly obtained or effected and are in full force and effect.

(viii)    Enforceability. This Assignment constitutes a legal, valid and binding obligation of the Transferor, enforceable against it in accordance with the terms hereof or thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(ix)      Valid Transfer. This Assignment constitutes a valid transfer and assignment to the Issuer of all right, title and interest of the Transferor in the [Transferred Receivables in connection with the Additional Accounts and the Related Security] [Interests in Other Floorplan Assets], and the proceeds thereof and all of the Transferor’s rights, remedies, powers and privileges with respect to the Transferred Receivables under the Receivables Purchase Agreement and, upon the filing of the financing statements described in Section 3 of this Assignment [and, in the case of the Transferred Receivables and the Related Security hereafter created and the proceeds thereof, upon the creation thereof], the Issuer will have a first priority perfected ownership interest in such property, other than the Liens permitted under the Transfer and Servicing Agreement or the other Transaction Documents. Except as otherwise provided in the Transfer and Servicing Agreement or the other Transaction Documents, neither the Transferor nor any Person claiming through or under it has any claim to or interest in the Trust Assets.

6.         Ratification of Agreement. As supplemented by this Assignment, the Transfer and Servicing Agreement is in all respects ratified and confirmed and the Transfer and Servicing Agreement as so supplemented by this Assignment is to be read, taken and construed as one and the same instrument.

7.         Counterparts. This Assignment may be executed in two or more counterparts (and by different parties in separate counterparts), each of which will be an original but all of which together will constitute one and the same instrument.

8.         Governing Law. This Assignment is to be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder are to be determined in accordance with such laws.

IN WITNESS WHEREOF, the Transferor, the Issuer and the Servicer have caused this Assignment to be duly executed by their respective duly authorized officers, all as of the day and year first above written.

[FORD CREDIT FLOORPLAN CORPORATION]/[FORD CREDIT FLOORPLAN LLC],

as Transferor

By: _____________________________________

       Name:

       Title:

FORD CREDIT FLOORPLAN MASTER OWNER TRUST __,

as Issuer

By: _____________________________________

       Name:

       Title:

FORD MOTOR CREDIT COMPANY LLC,

as Servicer

By: _____________________________________

       Name:

       Title:

Exhibit B

FORM OF OPINION OF COUNSEL REGARDING AMENDMENTS

(As required by Section 8.02(d)(i)

of Transfer and Servicing Agreement)

(a)       The Amendment to the Transfer and Servicing Agreement, attached hereto as Schedule 1 (the “Amendment”), has been duly authorized, executed and delivered by the Transferor and constitutes the legal, valid and binding agreement of the Transferor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally from time to time in effect. The enforceability of the Transferor’s obligations is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)       The Amendment has been entered into in accordance with the terms and provisions of Section 8.01 of the Transfer and Servicing Agreement.

B-1

Exhibit C

FORM OF OPINION OF COUNSEL REGARDING ADDITIONAL ACCOUNTS

OR INTERESTS IN OTHER FLOORPLAN ASSETS

(Provisions to be included in Opinion of Counsel to be

delivered pursuant to Section 8.02(d)(ii)

of Transfer and Servicing Agreement)?

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel to [Ford Credit Floorplan Corporation]/[Ford Credit Floorplan LLC] (the “Transferor”) delivered on any Closing Date, as well as any deemed appropriate at the time of delivery. Capitalized terms used but not defined herein are used as defined in the Transfer and Servicing Agreement, dated as of ________, 20__(the “Transfer and Servicing Agreement”), among Ford Motor Credit Company LLC, as Servicer (the “Servicer”) and Ford Credit Floorplan Master Owner Trust __, as Issuer (the “Issuer”), and the Transferor.

The Assignment has been duly authorized, executed and delivered by the Transferor, and constitutes the valid and legally binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms.

[Assuming the Transferred Receivables [in the Additional Accounts] are created under, and are evidenced solely by, either Floorplan Financing Agreements or Sales and Service Agreements, such Receivables will constitute “tangible chattel paper,” as defined under Section 9 102 of the UCC in effect in the applicable jurisdiction.]

[Assuming the Transferred Receivables [in the Additional Accounts] are created under, and are evidenced solely by, the Sale and Assignment Agreement between Ford Motor Company and the Transferor, such Transferred Receivables will constitute “general intangibles,” “payment intangibles,” “accounts” or “tangible chattel paper,” each as defined under Section 9 102 of the UCC in effect in the applicable jurisdiction.]

[With respect to Transferred Receivables [in the Additional Accounts] in existence on the date hereof and with respect to Transferred Receivables [in the Additional Accounts] that come into existence after the date hereof, upon the creation of such Transferred Receivables and the subsequent transfer of such Transferred Receivables to the Issuer free and clear of any Liens in accordance with the Transfer and Servicing Agreement and receipt by the Transferor of the consideration therefor required pursuant to the Transfer and Servicing Agreement][With respect to Interests in Other Floorplan Assets], such transfer either constitutes

_________________________

? references to Additional Accounts only in the case of the designation of Additions Accounts pursuant to Section 2.06 of the Transfer and Servicing Agreement.

C-1

a valid transfer to the Issuer or, if not a valid transfer, the Transfer and Servicing Agreement creates a valid security interest in favor of the Issuer in the Transferor’s right, title and interest in and to such [Transferred Receivables] [Interests in Other Floorplan Assets] (and the proceeds thereof) securing the obligations of the Transferor thereunder. Such security interest constitutes a perfected security interest in such Transferred Receivables and the proceeds thereof.

C-2

Exhibit D

FORM OF REASSIGNMENT OF RECEIVABLES IN REDESIGNATED ACCOUNTS

(Pursuant to Section 2.08 and 2.09(c)

of Transfer and Servicing Agreement)

This REASSIGNMENT NO. ___ OF RECEIVABLES IN REDESIGNATED ACCOUNTS, dated as of _________, 20__, is by and among [FORD CREDIT FLOORPLAN CORPORATION]/[FORD CREDIT FLOORPLAN LLC], as Transferor, FORD MOTOR CREDIT COMPANY LLC, as Servicer, and FORD CREDIT FLOORPLAN MASTER OWNER TRUST __, as Issuer, pursuant to the Transfer and Servicing Agreement referred to below.

RECITALS

A.        The Transferor, the Servicer and the Issuer are parties to a Transfer and Servicing Agreement, dated as of ________, 20__(as the same may be further amended, supplemented or otherwise modified from time to time, the “Transfer and Servicing Agreement”).

B.        Pursuant to the Transfer and Servicing Agreement, the Transferor wishes or is required to redesignate certain Accounts as Redesignated Accounts and to remove all of the Transferred Receivables and Related Security and to cause the Issuer to reconvey such Transferred Receivables and Related Security, whether now existing or hereafter created, and all amounts currently held by the Buyer or thereafter received by the Issuer in respect of such Redesignated Accounts.

C.        The Issuer is willing to accept such redesignation and to reconvey such Transferred Receivables, Related Security and any related amounts held or received by the Issuer subject to the terms and conditions hereof.

The Transferor, the Servicer and the Issuer hereby agree as follows:

STATEMENT OF AGREEMENT

1.         Defined Terms. All capitalized terms used herein have the meanings ascribed to them in the Transfer and Servicing Agreement unless otherwise defined herein. The term “Redesignation Date” means, with respect to the Redesignated Accounts redesignated hereby, __________, 20__.

2.         Notice of Redesignated Accounts. With respect to any Redesignated Account, the Transferor (or the Servicer on its behalf) has delivered to the Issuer, any Series Enhancers and the Rating Agencies the Redesignation Notice as provided in Section [2.08(b)(i)] [2.09(c)(i)].

3.         Redesignated Accounts. The Transferor hereby delivers herewith the Redesignated Account Schedule specifying for each such Redesignated Account, as of the Redesignation Date, its account number and the aggregate amount of Principal Receivables of such Account.

4.         Conveyance of Transferred Receivables. The Issuer does hereby transfer, assign, set over and otherwise convey to the Transferor, without recourse, representation or warranty on and after the Redesignation Date, all right, title and interest of the Issuer in, to and under all Transferred Receivables now existing at the close of business on the Redesignation Date and thereafter created from time to time in Redesignated Accounts redesignated hereby, all Related Security thereof, all monies due or to become due and all amounts received with respect thereto (including all Interest Receivables), all proceeds (as defined in Section 9 315 of the UCC) and Recoveries thereof relating thereto.

If requested by the Transferor, in connection with such transfer, the Issuer agrees to execute and deliver to the Transferor on or before the date of this Reassignment, a termination statement with respect to the Transferred Receivables existing at the close of business on the Redesignation Date and thereafter created from time to time and Related Security thereof in the Redesignated Accounts reassigned hereby (which may be a single termination statement with respect to all such Transferred Receivables and Related Security) evidencing the release by the Issuer of its Lien on the Transferred Receivables in the Redesignated Accounts and the Related Security, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such Lien.

5.         Acceptance by Issuer. The Issuer hereby acknowledges that, before or simultaneously with the execution and delivery of this Reassignment, the Transferor delivered to the Issuer the updated Redesignated Account Schedule described in Section 3 of this Reassignment.

6.         Legal, Valid and Binding Obligation. The Transferor hereby represents and warrants to the Issuer as of the date of this Reassignment and as of the Redesignation Date that this Reassignment constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights generally and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

7.         Ratification of Agreement. As supplemented by this Reassignment, the Transfer and Servicing Agreement is in all respects ratified and confirmed and the Transfer and Servicing Agreement as so supplemented by this Reassignment is to be read, taken and construed as one and the same instrument.

D-2

8.         Counterparts. This Reassignment may be executed in two or more counterparts (and by different parties in separate counterparts), each of which will be an original but all of which together will constitute one and the same instrument.

9.         Governing Law. This Reassignment is to be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder are to be determined in accordance with such laws.

D-3

IN WITNESS WHEREOF, the Transferor, the Issuer and the Servicer have caused this Reassignment to be duly executed by their respective duly authorized officers, all as of the day and year first above written.

[FORD CREDIT FLOORPLAN CORPORATION]/[FORD CREDIT FLOORPLAN LLC],

as Transferor

By: _____________________________________

       Name:

       Title:

FORD CREDIT FLOORPLAN MASTER OWNER TRUST __,

as Issuer

By: _____________________________________

       Name:

       Title:

FORD MOTOR CREDIT COMPANY LLC,

as Servicer

By: _____________________________________

       Name:

       Title:

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